                                                                    EXHIBIT 10.2


                                  CONFIDENTIAL
                                  ------------



                  --------------------------------------------



                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

                                    BETWEEN

                                NEC CORPORATION

                                      AND

                                  RAMBUS INC.


                  --------------------------------------------

      *** Confidential treatment requested for portions of this exhibit

                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----

SECTION 1 - DEFINITIONS .......................................   1

     1.1    Rambus Technology..................................   1
     1.2    Rambus Memory Device...............................   2
     1.3    Rambus Microprocessor or Microcontroller...........   3
     1.4    Rambus Peripherals.................................   3
     1.5    Rambus Products....................................   4
     1.6    Rambus Technology Description......................   4
     1.7    Customer Specific Rambus Products..................   4
     1.8    Modules............................................   4
     1.9    Boards.............................................   5
     1.10   System Products....................................   5
     1.11   Rambus Interface Specification.....................   5
     1.12   Compatible.........................................   5
     1.13   Patents............................................   5
     1.14   Confidential Information...........................   5
     1.15   NEC Improvements...................................   5
     1.16   NEC Patents........................................   6
     1.17   Other NEC Rights...................................   6
     1.18   Initial Licensees..................................   6
     1.19   Initial Licensee Improvements......................   7
     1.20   Initial Licensee Patents...........................   7
     1.21   Other Initial Licensee Rights......................   7
     1.22   Net Sales..........................................   7
     1.23   Design Team........................................   8
     1.24   Subsidiary.........................................   8
     1.25   Effective Date.....................................   8

SECTION 2 - LICENSES...........................................   9

     2.1    Manufacturing Rights...............................   9
     2.2    Distribution Rights................................  10
     2.3    Sublicensed Rights.................................  11
     2.4    Proprietary Markings...............................  12
     2.5    Trademarks.........................................  12
     2.6    Third Party Technology.............................  13
     2.7    Limitations........................................  13

SECTION 3 - TECHNOLOGY TRANSFER AND SUPPORT....................  14

     3.1    Delivery of Rambus Technology......................  14
     3.2    Design and Development Obligations of Rambus.......  14
     3.3    Design and Development Obligations of NEC..........  15
     3.4    Liaison............................................  16
     3.5    Disclaimer.........................................  16

                                TABLE OF CONTENTS
                                   (continued)
                                                                Page
                                                                ----

SECTION 4 - LICENSE FEE AND ROYALTIES..........................  16

     4.1   License Fee.........................................  16
     4.2   Prepaid Royalties...................................  17
     4.3   Royalties...........................................  17
     4.4   Payments and Accounting.............................  20
     4.5   Withholding.........................................  21
     4.6   Single Royalty......................................  21

SECTION 5 - PROPRIETARY RIGHTS.................................  21

     5.1   Confidential Information............................  21

SECTION 6 - INTELLECTUAL PROPERTY OWNERSHIP AND
               INDEMNIFICATION.................................  24

     6.1   Ownership...........................................  24
     6.2   Indemnification.....................................  26
     6.3   Limitation..........................................  28
     6.4   Entire Liability....................................  28

SECTION 7 - LIMITATION OF LIABILITY............................  29

SECTION 8 - TERM AND TERMINATION...............................  29

     8.1   Term................................................  29
     8.2   Termination.........................................  30
     8.3   Survival............................................  30

SECTION 9 - GOVERNING LAW......................................  31

     9.1   Governing Law.......................................  31
     9.2   Arbitration.........................................  31

SECTION 10 - MISCELLANEOUS.....................................  32

     10.1  Announcement........................................  32
     10.2  Assignment..........................................  32
     10.3  Authority...........................................  33
     10.4  Notices.............................................  33
     10.5  Export Controls.....................................  33
     10.6  Partial Invalidity..................................  35
     10.7  Counterparts........................................  35
     10.8  Relationship of Parties.............................  35
     10.9  Modification........................................  36
     10.10 Waiver..............................................  36
     10.11 Government Approvals................................  36
     10.12 Entire Agreement....................................  36

                                TABLE OF CONTENTS
                                   (continued)
                                                                Page
                                                                ----



     10.13 Section Headings and Language.......................  37

Exhibit A - Rambus Technology
Exhibit B - Rambus Trademarks

                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

     This Agreement is entered into this 4th day of July, 1991, by and between RAMBUS INC. a California corporation with principal offices at 4920A El Camino Real, Los Altos, California 94022 ("RAMBUS") and NEC CORPORATION, a Japanese corporation with principal offices at 7-1 Shiba 5-Chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

     WHEREAS, Rambus has developed and is developing certain semiconductor technology, including a dynamic random access memory interface, microprocessor/peripheral interface, system bus technology, system bus protocol, protocol digital logic and high speed signalling/clock circuitry; and

     WHEREAS, Rambus desires to license to NEC, and NEC desires to license from Rambus the Rambus technology for use in the manufacture of microprocessors, microcontrollers, memory devices, peripherals and bus devices proprietary to NEC.

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement the following terms shall have the meanings set forth below:

     1.1  Rambus Technology.  "Rambus Technology" means the following items
          -----------------
which are owned by Rambus or Rambus Subsidiaries (or, subject to Section 2.6, licensed to Rambus or Rambus Subsidiaries with the right to grant sublicenses of the scope granted herein):

               (a) the bus architecture technology described in Exhibit A hereto, as modified from time to time by or for Rambus or its Subsidiaries during the course of its/their ongoing design and development efforts;

               (b) all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which describe or enable use of such bus architecture technology and which Rambus provides NEC during the course of implementing this Agreement, or has provided to NEC prior to execution of this Agreement, under confidentiality agreement, in anticipation of entering into this Agreement; and

               (c) any upgrade, enhancement or improvement to the items described in paragraphs(a) and (b) preceding which is created by or for Rambus or its Subsidiaries during the term of this Agreement and which is Compatible.

          1.2  Rambus Memory Device.  "Rambus Memory Device" means any
               --------------------
integrated circuit with a principal function of memory storage which
(i) incorporates all or part of the Rambus Technology, (ii) is defined and designed by or for NEC or its Subsidiaries (provided that any such integrated circuit defined and/or designed for NEC or its Subsidiaries shall bear the NEC trademark and NEC part number), and (iii) is Compatible with the Rambus Interface Specification.

          1.3  Rambus Microprocessor or Microcontroller.  "Rambus
               ----------------------------------------
Microprocessor or Microcontroller" means any microprocessor or microcontroller which incorporates all or part of the Rambus Technology, which is Compatible and which is either (i) defined and designed by or for NEC or its Subsidiaries with instruction sets proprietary to NEC or its Subsidiaries and not directly compatible with the architectures or instruction sets of microprocessors or microcontrollers proprietary to other semiconductor manufacturers (provided that any such microprocessor or microcontroller defined and/or designed for NEC or its Subsidiaries shall bear the NEC trademark and NEC part number), or
(ii) licensed to NEC or its Subsidiaries, with the right to develop derivatives where the licensed product is not Compatible, by the original developer of the microprocessor or microcontroller and its instruction set (e.g. MIPS) other than [***].

          1.4  Rambus Peripherals.  "Rambus Peripherals" means any integrated
               ------------------
circuit, other than a Rambus Memory Device, a Rambus Microprocessor or Microcontroller or any other microprocessor or microcontroller or integrated circuit with a principal function of memory storage, which (i) incorporates all or part of the Rambus Technology, (ii) is defined and designed by or for NEC or its Subsidiaries (provided that any such integrated circuit defined and/or designed for NEC or its Subsidiaries shall bear the NEC trademark and NEC part number), and (iii) is Compatible with the Rambus Interface Specification. "Rambus Peripherals" includes, for
                                      -3-

[*] Confidential treatment requested.

example, peripheral devices and bus interface devices which meet the foregoing requirements.

          1.5  Rambus Products.  "Rambus Products" means Rambus
               ---------------
Microprocessors or Microcontrollers, Rambus Memory Devices and Rambus
Peripherals.

          1.6  Rambus Technology Description.  "Rambus Technology Description"
               -----------------------------
means the most current version of the Rambus document known as the "Rambus Technology Description" which is a description of Rambus Technology but is not complete or sufficient for detailed implementation of Rambus Technology.

          1.7  Customer Specific Rambus Products.  "Customer Specific Rambus
               ---------------------------------
Products" means any Rambus Product such as standard cells, gate arrays and foundry products, (i) for which NEC or its Subsidiaries do not exclusively design and define all mask layers and which is designed in whole or in part by a customer of NEC or its Subsidiary using NEC or its Subsidiary design information and (ii) which otherwise meets all the requirements for a Rambus Product. Customer Specific Rambus Products shall be considered Rambus Products.

          1.8  Modules.  "Modules" means products incorporating any Rambus
               -------
Products in a module. For purposes of this Agreement, "module" shall mean a substrate (such as silicon, ceramic or a PC board) with multiple integrated circuits attached which are not in their own packages.

          1.9   Boards.  "Boards" means products incorporating any Rambus
                ------
Products in a card or other board products.

          1.10  System Products.  "System Products" means products incorporating
                ---------------
any Rambus Products, Modules or Boards in a system.

          1.11  Rambus Interface Specification.  "Rambus Interface
                ------------------------------
Specification" means the interface specification finalized and released by Rambus.

          1.12  Compatible.  "Compatible" means that the integrated circuit is
                ----------
fully compatible with the Rambus Interface Specification such that the integrated circuit can communicate with other integrated circuits manufactured by licensees of Rambus which incorporate the same Rambus Interface Specification. The term "fully compatible" shall include protocol, pin function, pin sequencing, pin pitch and electrical specifications compatibility.

          1.13  Patents.  "Patents" means all patents, patent applications,
                -------
copyrights and other intellectual property rights in all countries of the world which are owned by Rambus or its Subsidiaries (or, subject to Section 2.6, licensed to Rambus or its Subsidiaries with the right to grant sublicenses of the scope granted herein) and which are required for the use of the Rambus Technology or for the manufacture and sale of Rambus Products.

          1.14  Confidential Information.  "Confidential Information" has the
                ------------------------
meaning set forth in Section 5.1 below.


          1.15  NEC Improvements.  "NEC Improvements" shall mean all upgrades,
                ----------------
enhancements, improvements or other derivatives of Rambus

Technology which are made or acquired by NEC or NEC Subsidiaries during the term of this Agreement.

          1.16  NEC Patents.  "NEC Patents" shall mean all patents (including
                -----------
utility models) (except those for semiconductor process technology) in all countries of the world issued or issuing on patent applications which are entitled to an effective filing date on or after the Effective Date of this Agreement and on or before the date of termination of this Agreement, which apply to NEC Improvements and which are owned by NEC or NEC Subsidiaries with the right to grant licenses of the scope granted herein.

          1.17  Other NEC Rights.  "Other NEC Rights" shall mean all copyrights
                ----------------
and trade secret rights (except semiconductor process technology) in all countries of the world which apply to NEC Improvements and which are owned by or licensed to NEC or NEC Subsidiaries with the right to grant licenses or sublicenses of the scope granted herein.

          1.18  Initial Licensees.  "Initial Licensees" means all licensees of
                -----------------
Rambus as of the date of execution of this Agreement by Rambus (and Subsidiaries of any such licensees if and to the extent that such licensee's Subsidiaries are licensed to use Rambus Technology pursuant to such licensee's agreement with Rambus). Rambus represents that such Initial Licensees are Intel Corporation, [***] and two DRAM manufacturers in Japan.

[*] Confidential treatment requested.

          1.19  Initial Licensee Improvements.  "Initial Licensee Improvements"
                -----------------------------
of an Initial Licensee shall mean all upgrades, enhancements, improvements or other derivatives of Rambus Technology which are made or acquired by that Initial Licensee during the term of such Initial Licensee's license agreement with Rambus.

          1.20  Initial Licensee Patents.  "Initial Licensee Patents" of an
                ------------------------
Initial Licensee shall mean all patents (including utility models) (except those for semiconductor process technology) in all countries of the world issued or issuing on patent applications which are entitled to an effective filing date during the term of such Initial Licensee's license agreement with Rambus, which apply to that Initial Licensee's Initial Licensee Improvements and which are owned by such Initial Licensee with the right to grant licenses of the scope granted herein.

          1.21  Other Initial Licensee Rights.  "Other Initial Licensee Rights"
                -----------------------------
of an Initial Licensee shall mean all copyrights and trade secret rights (except semiconductor process technology) in all countries of the world which apply to that Initial Licensee's Initial Licensee Improvements and which are owned by or licensed to such Initial Licensee with the right to grant licenses or sublicenses of the scope granted herein.

          1.22  Net Sales.  "Net Sales" means the gross sales amount invoiced to
                ---------
customers of NEC or its Subsidiaries for all Rambus Products, less amounts invoiced for returned goods for which a refund is given, and less charges for insurance, handling, duty, freight and taxes where such items are included in the invoiced price. Except for "internal transfers" subject to Section4.3(a), in the case of Rambus Products transferred within NEC (including Subsidiaries) for resale, only the final sale by NEC or the Subsidiary, as applicable, shall be included in the Net Sales amount.

          1.23  Design Team.  "Design Team" means a group of engineers and
                -----------
physical layout technicians of NEC and its Subsidiaries appropriate in number for making the significant modifications of a complex microprocessor or DRAM to adapt it to use Rambus Technology or to architect it from its inception and, in either case, to do so in a time frame similar to other high priority projects of similar complexity.

          1.24  Subsidiary.  "Subsidiary" means a corporation or other entity
                ----------
more than fifty percent (50%) of the stock or other equity interests entitled to vote for the election of directors or equivalent governing body is owned, directly or indirectly, by a party now or hereafter, but such corporation or other entity shall be deemed to be a Subsidiary only so long as such ownership exists.

          1.25  Effective Date.  "Effective Date" means the date of the last to
                --------------
occur of the following events:

                (i) the date of signing by the second party to sign this Agreement, provided that if within sixty (60) days after the first party signs this Agreement, the other party has not signed this Agreement, this Agreement shall terminate unless otherwise agreed in writing; and

               (ii) the date of approvals of this Agreement by the Government of Japan pursuant to the Foreign Exchange and Foreign Trade Control Law of Japan, provided that if such approvals are not obtained prior to sixty (60) days after the date of signing by the second party to sign this Agreement, Rambus will have the right to terminate this Agreement on notice to NEC.


                                   SECTION 2

                                   LICENSES
                                   --------

          2.1  Manufacturing Rights.
               ---------------------

               (a) Commencing on the Effective Date, Rambus hereby grants to NEC a worldwide, nonexclusive, nontransferable license, under the Patents and Confidential Information, to manufacture Rambus Products, Modules, Boards and System Products for distribution in accordance with Section 2.2 below.

               (b) NEC shall have the right to subcontract manufacturing of all or part of the items set forth in (a) above, provided that with respect to Rambus Products:

                    (i) subcontractors only receive mask sets or data bases and such other information as is required to manufacture the Rambus Product;

                   (ii)  each subcontractor agrees in writing not to use
Rambus Technology for any purpose other than such subcontract manufacturing for NEC; and

                  (iii) NEC shall be responsible for any misuse of Rambus Technology by its subcontractors.

Nothing herein shall be deemed to grant NEC subcontractors any license under the Rambus Technology except for performing subcontract manufacturing for NEC as provided herein.


          2.2  Distribution Rights.  Subject to the terms and conditions of this
               -------------------
Agreement, Rambus hereby grants to NEC the following rights to distribute Rambus Products, Modules, Boards and System Products:

                (a) a worldwide, nonexclusive, nontransferable license, under the Patents and Confidential Information, to distribute:

                     (i) Rambus Products manufactured by or for NEC or its Subsidiaries, other than Customer Specific Rambus Products, as individual components; and

                     (ii) Modules, Boards and System Products manufactured by or for NEC or its Subsidiaries, other than Modules, Boards or System Products which contain any Customer Specific Rambus Products; and

               (b) a worldwide, nonexclusive, nontransferable license, under the Patents and Confidential Information, to distribute Customer Specific Rambus Products manufactured by or for NEC or its Subsidiaries and Modules, Boards and System Products manufactured by or for NEC or its Subsidiaries which contain any Customer Specific Rambus Products only as follows:

                     (i)   to third parties which have [***]; or

                     (ii) to third parties which have agreed to use a limited quantity of Customer Specific Rambus Products for design, development and experimental purposes only and not for resale (either as components or incorporated with other products).

Rambus shall provide NEC, on a timely basis, with updated lists of third parties which have [***]. Such list shall be treated as Confidential Information pursuant to Section 5.1 below. Further, upon inquiry from NEC, Rambus agrees to promptly confirm in writing whether or not an entity specified by NEC is a [***]. The rights granted in this Section 2.2 shall not become effective until Rambus has received all amounts set forth under Sections 3.2 and 4.1 below.

          2.3  Sublicense Rights.  NEC shall have the right to grant sublicenses
               -----------------
of the rights granted in Sections 2.1 and 2.2 above only to Subsidiaries of NEC; provided, that (i) NEC shall cause each Subsidiary to agree to be bound by the terms and conditions of this Agreement, excluding the provisions of this paragraph and the provisions for fees and royalties contained in this Agreement,

[*] Confidential treatment requested.

(ii) NEC shall pay, on behalf of each Subsidiary, royalties accrued on Rambus Products manufactured and distributed by such Subsidiary, and (iii) such sublicense will terminate upon termination of this Agreement for any reason. NEC hereby guarantees the performance by each Subsidiary of all obligations contained herein.

          2.4  Proprietary Markings.  To the extent practicable, NEC shall take
               --------------------
reasonable actions to apply appropriate patent and other proprietary notices, but only to the extent consistent with NEC practice, to protect Rambus' patent and other intellectual property rights.

          2.5  Trademarks.
               ----------

               (a) NEC (i) shall mark all catalogues, brochures and other marketing material used for all Rambus Products and such Modules and Boards as NEC Semiconductor Group markets and (ii) shall [***] mark each Rambus Product, Module, Board, and System Product, and catalogues, brochures and other marketing material used for System Products and such Modules and Boards as NEC's Systems Group markets, in each case with the marking set forth in Exhibit B, as amended by Rambus from time to time ("Trademarks"), to indicate that the Rambus Product, Module, Board, or System Product complies with the Rambus Interface Specification. NEC's Semiconductor Group shall use its reasonable efforts to have NEC Systems Group catalogues, brochures, and other marketing materials used for System Products and such Modules and Boards as NEC Systems Group
                                      -12-

[*] Confidential treatment requested.

markets, with Trademarks. All representations of Rambus's Trademarks that NEC uses shall first be submitted to Rambus for approval of design, color and other details or shall be exact duplicates of those used by Rambus.

               (b) NEC shall use the Trademarks in accordance with the instructions from Rambus and agrees that Rambus may from time to time reasonably revise these instructions for the purpose of protecting the standards of performance established for Rambus's goods and services sold under the Trademarks.

          2.6  Third Party Technology.
               ----------------------

               (a) Notwithstanding the foregoing, NEC's rights with respect to any Patents or Rambus Technology which is licensed to Rambus or a Rambus Subsidiary by a third party for a royalty or other consideration shall be conditioned on NEC's agreeing to pay, and paying, those portions of such royalties which are attributable, or that portion of such other consideration as is reasonably allocable, to NEC's use of such Patents or Rambus Technology.

               (b) Rambus represents and warrants that as of the date of execution of this Agreement by Rambus, there is no such Patent or Rambus Technology licensed from a third party with respect to which Rambus is obligated to pay royalties or other consideration to any third party.

          2.7  Limitations.  No license or other right is granted, by
               -----------
implication, estoppel or otherwise, to NEC, under any patents, confidential information or other proprietary rights now or hereafter owned or controlled by Rambus except for the licenses and right expressly granted in this Agreement. In addition, NEC shall have no right to manufacture and distribute or authorize its customers to use or distribute integrated circuits which incorporate all or part of Rambus Technology other than Rambus Products.


                                   SECTION 3

                        TECHNOLOGY TRANSFER AND SUPPORT
                        -------------------------------

          3.1  Delivery of Rambus Technology.  Within thirty (30) days after the
               -----------------------------
Effective Date, Rambus shall provide NEC a copy of Rambus' then most current version of the Rambus Technology Description. No less often than every three
(3) months thereafter, Rambus shall provide NEC updates which Rambus has incorporated into the Rambus Technology Description. On or before November1, 1991, Rambus shall transfer to NEC the complete, most up-to-date version of the then current revisions of the specifications for (i) the Rambus Interface Specification, (ii) the Rambus System Design Specification, (iii) the Rambus Slave (DRAM) Implementation Specification and (iv) the Rambus Master (MPU/Peripheral) Implementation Specification.

          3.2  Design and Development Obligations of Rambus. At such time as
               --------------------------------------------
Rambus has fulfilled its obligations to devote its technical resources to assisting the Initial Licensees in the design of certain microprocessors, DRAMs and interface devices employing Rambus Technology, but in no event later than November 1, 1991,

Rambus shall provide NEC with engineering services to aid NEC in modifying NEC's proprietary 4 Megabit (or greater) DRAM array design and layout as required in order to use the Rambus Technology. Such services might include, for example, design of the Rambus Technology bus interface to NEC's DRAM process, design of certain parts of the Rambus Technology bus controller logic to NEC's DRAM process, adaptation of the interface of the bus controller logic to meet NEC's DRAM core specifications, and other assistance to NEC's DRAM implementation team. Within thirty (30) days after commencement by Rambus of any of the engineering services to be provided under this Section 3.2, NEC shall pay
Rambus the amount of [***] as a charge for the engineering services to be provided to NEC under this Section 3.2. Such payment shall be nonrefundable.
In all events, the full amount of the payment provided for under this Section
3.2 shall be due upon the first commercial shipment by NEC of any Rambus
Product.

     3.3  Design and Development Obligations of NEC.
          -----------------------------------------

          (a) Within one (1) month after the later of receipt by NEC of the most up-to-date version of items (i) through (iv) listed in Section 3.1 or the assignment by Rambus of engineering resources to commence support of NEC as described in Section 3.2 above, NEC shall assign a Design Team to design, implement and manufacture a 4 Megabit (or larger) DRAM Rambus Memory Device Compatible with the Rambus Interface Specification in a vertical mount package and

[*] Confidential treatment requested.

such Design Team shall use best efforts to complete such design and manufacture such producT as soon as possible. Rambus represents that Intel Corporation [***] have contractually agreed to develop a microprocessor using Rambus Technology.

          (b) NEC shall reimburse Rambus for reasonable travel and living expenses incurred by Rambus if it is necessary for Rambus engineers to visit NEC to fulfill Rambus' obligations hereunder.

     3.4  Liaison.  Each party shall nominate up to two (2) qualified
          -------
individuals for purposes of acting as liaison for delivery and receipt of technical information and support pursuant to this Agreement.

     3.5  Disclaimer.  EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, THE RAMBUS
          ----------
TECHNOLOGY, TECHNICAL INFORMATION AND CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO NEC ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   SECTION 4

                           LICENSE FEE AND ROYALTIES
                           -------------------------

         In consideration for the grant of licenses hereunder, NEC agrees to pay Rambus the following amounts:

          4.1  License Fee. NEC shall pay Rambus a license fee in the amount of
               -----------
[***] within thirty (30)

[*] Confidential treatment requested.

days after the later of (i) October 1, 1991 or (ii) the date when Rambus gives NEC a written notice of its intention to commence the engineering services pursuant to Section 3.2. Such fee shall be nonrefundable.

     4.2  Prepaid Royalties.  NEC shall pay Rambus prepaid royalties in the
          -----------------
amount of [***] as follows:


          (a) [***] within thirty (30) days after NEC tapes out the first NEC Rambus Memory Device; and

          (b) [***] within thirty (30) days after NEC has working first silicon of the first NEC Rambus Memory Device.

         NEC shall not unreasonably withhold its consent that the foregoing milestones have been achieved. In all events, the full amount of prepaid royalties shall be due upon the first commercial shipment by NEC of any Rambus Product. The prepaid royalties set forth in this Section 4.2 shall be nonrefundable and shall be applied as a credit against the full amount of each royalty payment paid to Rambus under Section 4.3 below until such prepaid royalties have been fully recovered.

     4.3  Royalties.
          ----------

          Upon any sale, lease, transfer, internal use, or other disposition by NEC or its Subsidiaries ("Sale" or "Sold") of

[*] Confidential treatment requested.

Rambus Products NEC shall pay to Rambus the following percentage of Net Sales:

                Product                        Royalty
        --------------------------------       --------

        Rambus Microprocessors or
        Microcontrollers (excluding
        Customer Specific Rambus Products)      [***]

        Rambus Memory Devices (excluding
        Customer Specific Rambus Products)      [***]

        Rambus Peripherals (excluding
        Customer  Specific Rambus Products)     [***]

        Customer Specific Rambus Products       [***]

        [***]
     (b) With respect to Boards or Modules manufactured by or for NEC or its Subsidiaries, NEC shall not be required to pay any royalty other than the royalty paid by NEC pursuant to Section 4.3(a) above on the Rambus Products incorporated in such Boards or Modules.

[*] Confidential treatment requested.

     (c) With respect to System Products manufactured by or for NEC or its Subsidiaries, NEC shall not be required to pay any royalty other than the royalty paid by NEC pursuant Section 4.3(a) above on the Rambus Products incorporated in the System Products, provided, however, that in the event that, within one (1) year after the availability of any microprocessor incorporating Rambus Technology and an NEC DRAM Rambus Memory Device, NEC or its Subsidiaries have not commercially released an Intel 486 or [***] System Product incorporating each of these, then Rambus and NEC shall renegotiate the royalties payable by NEC for System Products. If Rambus and NEC are unable to agree on such royalties within ninety (90) days after the end of such one (1) year period, NEC's licenses under this Agreement with respect to System Products shall terminate.

          (d)  Nonmarket Dispositions.  In the event that the Rambus Products
               ----------------------
are sold or disposed of in circumstances in which the selling price is established on other than an arms-length basis (excluding the case of internal transfer specified in Section 4.3(a) above), "Net Sales" shall be deemed to be the volume of such Rambus Products multiplied by the average net selling price (where "net" is consistent with Section 1.19) earned by NEC during such quarter on Sales of the same Rambus Products (if there is no such Sale of the same Rambus Products, then those of similar Rambus Products) to unaffiliated customers in arms length Sales.

[*] Confidential treatment requested.

        4.4 Payments and Accounting.
            -----------------------

        (a) Records and Audits.  With respect to the royalties set forth
            ------------------
herein, NEC shall keep complete and accurate records. These records shall be retained for a period of three (3) years from thedate of payment (but no later than two (2) years after any termination of this Agreement). Rambus shall have the right to examine and audit, at Rambus' cost, through an independent certified public accountant mutually acceptable to both parties, not more than once a year, and during normal business hours, all such records. For this purpose, any of the largest six (6) accounting firms shall be deemed mutually acceptable. Prompt adjustment shall be made to compensate for any errors and/or omissions disclosed by such examination or audit which result in an underpayment or overpayment of royalties hereunder.

     (b)  Reports and Payment Terms. Within sixty (60) days after the end
          -------------------------
of each NEC fiscal quarter, NEC shall furnish to Rambus a statement showing, by product category set forth in Section 4.3(a), the amount of Net Sales, Net Selling Price and royalty payable thereon. If no products subject to royalty have been sold, leased, disposed of or put into use, that fact shall be shown on such statement. Also, within such sixty (60) day period NEC shall pay to Rambus the royalties payable hereunder for such quarter. All royalty and other payments to Rambus hereunder shall be in United States dollars. All royalties based on sales in currencies other than United States dollars shall be converted to United

States dollars according to the TSS rate quoted by the Bank of Tokyo in Japan on the date such payment is made. The payment shall be transmitted by telegraphic wire transfer to the following bank account or to such other bank account as Rambus may notify NEC in writing:

              Silicon Valley Bank
              3000 Lakeside Drive
              Santa Clara, California  95054
              ABA# 121140399
              via Federal Reserve Bank, San Francisco
              for credit of:  Rambus Inc., account # 02714329-75

     4.5  Withholding.  NEC shall deduct from all amounts paid to Rambus under
          -----------
this Section 4 ten percent (10%) withholding tax (or such lower rate as may be permitted by treaty) to be withheld and paid by NEC. Rambus shall make all filings necessary for NEC to withhold taxes at such rate, and NEC shall provide reasonable cooperation and assistance in connection therewith. NEC shall provide Rambus with evidence that such amounts have been withheld.

     4.7  Single Royalty.  Only one royalty shall be due and payable hereunder
          --------------
with respect to each Rambus Product, and, except as otherwise set forth herein, such royalty shall be due and payable with respect to the first distribution of each such product.


                                   SECTION 5

                              PROPRIETARY RIGHTS
                              ------------------

     5.1  Confidential Informaction.
          -------------------------

          (a) As used in this Section 5.1, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party.

          (b) Each party shall treat as confidential all Confidential Information of the other party, shall use and reproduce such Confidential Information only for the purpose of this Agreement, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

          (c) Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

               (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

               (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

               (iii) is disclosed with the prior written approval of the discloser;

               (iv) was independently developed by the receiver without any use of the Confidential Information and by employees orother agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

               (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

               (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advanced notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

          (d) Each party shall limit disclosure of Confidential Information only to those Subsidiaries, employees, subcontractors, agents and consultants to whom such disclosure is essential for the party to carry out its performance under this Agreement. Each party agrees to take reasonable precautions to prevent any of the aforementioned parties from violating its obligation under this Section 5.1.


                                   SECTION 6

              INTELLECTUAL PROPERTY OWNERSHIP AND INDEMNIFICATION
              ---------------------------------------------------

     6.1  Ownership.
          ----------

          (a) Subject to the licenses granted to NEC herein, Rambus shall own all right, title and interest in the Rambus Technology and all upgrades, enhancements and improvements thereto made by Rambus.

          (b) Nothing contained in this Agreement shall be construed as an assignment by NEC to Rambus of any technology developed or owned by NEC including NEC Improvements. NEC shall be free to develop NEC Improvements; provided, that NEC shall have no license from Rambus to use such NEC Improvements in any product which incorporates all or part of the Rambus Technology other than the Rambus Products, Boards, Modules, and System Products which NEC is licensed to manufacture and distribute hereunder.

          (c) NEC hereby grants Rambus a worldwide, royalty-free, nonexclusive license, under NEC Patents, to make, have made, use and sell any products or technology which also incorporates all or part of Rambus Technology and is Compatible with the Rambus Interface Specification. During the term of this Agreement, NEC shall promptly advise Rambus of each NEC Patent. Rambus shall have rights to sublicense its rights, at no royalty or other charge, under the NEC Patents [***]; [***]. Notwithstanding the foregoing, NEC's rights with respect to any Initial Licensee Patents with respect to which the Initial Licensee is obligated to pay to a third party a royalty or other consideration shall be conditioned on NEC's agreeing to pay, and paying, those portions of such royalties which are attributable, or that portion of such other consideration as is reasonably allocable, to NEC's use of such Initial
Licensee Patents. NEC makes no warranty or representation with respect to, or in connection with the grant of licenses under, such NEC Patents. No license is granted, either

[*] Confidential treatment requested.

expressly or impliedly, by NEC other than the license expressly granted in this
Section 6.1(c).

          (d) Notwithstanding the foregoing, Rambus' rights (or, as applicable, those of an Initial Licensee sublicensed by Rambus pursuant to Section 6.1(c)) with respect to any NEC Patents with respect to which NEC or an NEC Subsidiary is obligated to pay to a third party a royalty or other consideration shall be conditioned on Rambus' (or, as applicable, the Initial Licensee's) agreeing to pay, and paying, those portions of such royalties which are attributable, or that portion of such other consideration as is reasonably allocable, to Rambus' (or, as applicable, the Initial Licensee's) use of such NEC Patents.

          (e) Upon written certification to NEC by an officer of Rambus that the Initial Licensees have licensed to Rambus rights with respect to the Other Initial Licensee Rights, NEC agrees to negotiate, in good faith, (i) a similar grant of rights to Rambus with respect to Other NEC Rights, and (ii) granting Rambus the right to sublicense such rights to the Initial Licensees, conditioned in each case on Rambus' having the right to sublicense to NEC such rights under the Other Initial Licensee Rights of the Initial Licensee.

     6.2  Indemnification.
          ----------------

          (a) Rambus represents and warrants that Rambus has no knowledge that the Rambus Technology and Rambus Trademarks infringe any patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party. Rambus further represents and warrants that Rambus has sufficient right and title in and to the Rambus Technology and Rambus Trademarks to make this Agreement, provided that Rambus' exclusive representation and warranty with respect to any infringement of patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party shall be exclusively as stated in the immediately preceding sentence and shall not be extended or otherwise modified by this representation and warranty.

          (b) Rambus shall defend at Rambus' sole expense, and shall indemnify NEC and its Subsidiaries against, any claim filed against NEC as a result of a breach of the representation and warranty made by Rambus in Section 6.2(a) above, provided that NEC has notified Rambus in writing of such claim within twenty (20) calendar days of learning of such claim. Rambus shall have the exclusive right to control the defense of any such claim, and NEC shall reasonably cooperate in Rambus' defense of any such claim. In no event shall NEC litigate or settle any such claim without Rambus' prior written approval. If, as a result of any actual or claimed infringement by the Rambus Technology and Rambus Trademarks in the form delivered to NEC by Rambus, of the intellectual property rights of any third party, a final injunction is entered prohibiting NEC or its Subsidiaries from using or distributing the Rambus Products, Boards, Modules, and/or System Products, or if Rambus believes that entry of such a final injunction against NEC or its Subsidiaries is likely, Rambus may, at its option and expense either (i) procure for NEC and its Subsidiaries the right under such third party patent, copyright or trademark to manufacture, sell or use, as appropriate, the Rambus Technology or Rambus Trademarks or (ii) replace or modify the Rambus Technology or Rambus Trademarks or parts thereof, with other suitable and reasonably equivalent technology or parts so that the Rambus Technology or Rambus Trademarks become noninfringing. If it is not commercially reasonable for Rambus to take the actions specified in items (i) and (ii) immediately preceding, NEC may terminate this Agreement.

     6.3  Limitation.  Notwithstanding the provisions of Section 6.2 hereof,
          ----------
Rambus assumes no liability for any claim arising from the use of the Rambus Technology in combination with other equipment, software or technology not provided by Rambus, or any claim arising from the use of any NEC process or other technology if the claim would not have occurred but for such combination or process or other technology. In addition, in no event will Rambus' liability to NEC under this Section 6 exceed the fees and royalties paid by NEC to Rambus pursuant to this Agreement up to the time of the claim.

     6.4  Entire Liability. The foregoing provisions of this Section 6 state the
          ----------------
entire liability and obligations of Rambus to NEC, and the exclusive remedy of NEC, with respect to any alleged infringement of patents, copyrights, mask works, trade secrets, trademarks or other intellectual property rights by any designs, technology or products licensed or otherwise provided to NEC by Rambus pursuant to this Agreement.


                                   SECTION 7

                            LIMITATION OF LIABILITY
                            -----------------------

         EXCEPT FOR LIABILITY TO NEC FOR DAMAGES PAYABLE TO THIRD PARTIES AS SPECIFIED IN SECTION 6 HEREOF, OR FOR BREACHES BY EITHER PARTY OF SECTION 5, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE DESIGNS, TECHNOLOGY OR PRODUCTS LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.



                                   SECTION 8

                              TERM AND TERMINATION
                              --------------------

     8.1  Term.  The term of this Agreement shall commence as of the Effective
          ----
Date and, unless and until terminated hereunder, shall continue for five (5) years. This Agreement shall be renewed automatically for each additional one
(1) year period unless NEC notifies Rambus in writing at least ninety (90) days prior to the expiration of the original or any renewed period that NEC does not wish to renew.

     8.2  Termination.
          ------------

          (a) If either party defaults in the performance of any material obligation hereunder and if any such default is not corrected within forty-five
(45) days after the defaulting party receives written notice thereof from the non-defaulting party, then the non-defaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement.

          (b) Either party may terminate this Agreement effective upon written notice to the other party in the event that the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing.

     8.3  Survival.  Upon any termination of this Agreement, all licenses and
          --------
rights granted by Rambus shall terminate, except for completion of manufacture or distribution of Rambus Products, Boards, Modules, and System Products for one year after termination under contracts and orders made prior to termination. In addition, all amounts due to Rambus prior to the date of termination shall remain due and payable except for termination by NEC by reason of Rambus' breach of this Agreement. The provisions of Sections 4.3, 4.4, 5.1, 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2, 7, 9, and 10 shall survive any termination of this Agreement for any reason, provided that Section 6.1(c) shall not survive termination of this Agreement by NEC based on default by Rambus.

                                   SECTION 9

                                 GOVERNING LAW
                                 -------------

     9.1  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of California.

     9.2  Arbitration.  Any dispute or claim arising out of or in connection
          -----------
with this Agreement shall be finally settled by binding arbitration in English,
(i) in San Francisco, California, in the United States of America, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce if Rambus is the defending party, and (ii) in Tokyo, Japan, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce if NEC is the defending party. The award of arbitration shall be final and binding upon the parties and shall not be subject to appeal to any court. The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision. Except for applications for temporary restraining orders, preliminary injunctions, or other interim equitable relief, the parties agree to attempt to settle all disputes, differences or controversies amicably within ninety (90) days from their occurrence before commencing any arbitration.


                                  SECTION 10

                                 MISCELLANEOUS
                                 -------------

    10.1  Announcement.  NEC and Rambus shall announce the existence of their
          ------------
relationship and this Agreement at a time to be mutually determined, neither party to unreasonably withhold its consent to a proposed time. As part of such announcement, NEC shall announce its plans to supply NEC DRAM Rambus Memory Devices. Notwithstanding the foregoing, Rambus shall be free to disclose its relationship with NEC to system companies which desire to use Rambus Technology or Rambus Products and other partners or potential partners for licensing Rambus Technology so long as such disclosure is subject to a non-disclosure agreement which obligates the recipient of the information to make no further disclosure until the public announcement.

    10.2  Assignment.  Neither party may assign or delegate this Agreement or
          ----------
any of its licenses, rights or duties under this Agreement without the prior written consent of the other except either party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law all of its obligations under this Agreement.

    10.3  Authority.  Each party represents that all corporate action necessary
          ---------
for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

    10.4  Notices.  All notices hereunder shall be in writing and shall be sent
          -------
to the following address or to such other address as the addressee may notify the other in writing:

         For Rambus:    Rambus Inc.
                        4920A El Camino Real
                        Los Altos, California  94022
                        U.S.A.
                        Attention:  President

         For NEC:       NEC Corporation
                        1120, Shimokuzawa
                        Sagamihara
                        Kanagawa 229
                        Japan
                        Attention:  General Manager,
                                    LSI Memory Division

     Such notices shall be deemed given (i) when acknowledged by signed receipt if hand delivered, or (ii) fifteen (15) working days after being sent by registered (if available) air mail, postage prepaid, return receipt requested (if available), if the mails are used.

    10.5  Export Controls.
          ---------------

          (a) United States Export Controls. NEC understands and acknowledges
              -----------------------------
that Rambus is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Rambus to provide Rambus Technology, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. NEC warrants that it will comply in all material respects with the aforementioned laws and regulations to the extent applicable to NEC.

          Without in any way limiting the provisions of this Agreement, NEC agrees that unless prior written authorization, if required, is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permitting the reexport, it will not knowingly export, reexport, or transship, directly or indirectly, tocountry groups Q, S, W, Y or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, Czechoslovakia, Estonia, Hungary, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the Union of Soviet Socialist Republics and Vietnam), or Afghanistan or the People's Republic of China (excluding Taiwan) any Data disclosed or provided to NEC or the direct product of such Data (if the direct products are commodities, software or technical data described on the Control List with a letter "A" following its Export Control Number).

          (b) COCOM Controls.  Without in any way limiting the provisions of
              --------------
this Agreement, Rambus agrees that no technical information disclosed by NEC under this Agreement or any direct product of such technical information is intended to or will be exported or reexported, directly or indirectly, to any destination restricted or prohibited by COCOM or the export control laws or regulations of the Japanese Government without necessary authorization by the appropriate government authorities.

    10.6  Partial Invalidity.  If any paragraph, provision, or clause thereof in
          ------------------
this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

    10.7  Counterparts.  This Agreement may be executed in two (2) or more
          ------------
counterparts, all of which, taken together, shall be regarded as one and the same instrument.

    10.8  Relationship of Parties.  The parties hereto are independent
          -----------------------
contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

    10.9  Modification.  No alteration, amendment, waiver, cancellation or any
          ------------
other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

    10.10 Waiver.  The failure of either party to enforce at any time the
          ------
provisions of this Agreement, or the failure to require atany time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

    10.11 Government Approvals.  NEC believes that no consent or approval with
          --------------------
any governmental authority in Japan is required in connection with the valid execution and performance of this Agreement except as described in Section 1.21 or as may be required to transfer technical information to Rambus under this Agreement. NEC shall be responsible for timely filings of this Agreement with the Japanese Fair Trade Commission.

    10.12  Entire Agreement.  The terms and conditions herein contained
          ----------------
constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

   10.13  Section Headings and Language.  The section headings contained in this
          -----------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The English language shall govern the meaning and interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


     RAMBUS INC.                       NEC CORPORATION



     By:  /s/ Geoffrey R. Tate         By:  /s/ Hajime Sasaki
         ----------------------------      ---------------------------

     Name: Geoffrey R. Tate            Name: Hajime Sasaki
           --------------------------        -------------------------
     Title: President & C.E.O.         Title: Senior Vice President
            -------------------------         ------------------------

     Date: May 13, 1991                Date: July 4, 1991
           --------------------------        -------------------------

                                 EXHIBIT "A"

Rambus is a high-speed bus primarily intended to connect dynamic random-access memories (DRAMs) to devices such as microprocessors which need external memory; in addition, Rambus is useful as a high speed I/O bus for interconnecting I/O devices and processors. Although this bus will be directly implemented by DRAMs, it has many features more typically associated with backplane or microprocessor buses. Rambus Inc. is in the process of development so all descriptions contained in this Exhibit A are subject to material change and no representation or warranty is made that any of the features described in this Exhibit A will actually be accomplished.

Rambus is intended to improve on the current DRAM interface without making any fundamental process technology changes by designing a bus which provides high speed, multiplexed communication between processing devices, I/O devices and memory devices.

The bus design is presently intended to use relatively few (11 signals, 2 clocks) high speed wires to carry all address, data and control information, potentially satisfying cost, power, bandwidth and latency goals. Good parasitics in a low-cost package are obtained by reducing the number of I/O pins to a number small enough that all of the pins fit on a single edge of the package. Even with good package parasitics, Rambus Inc. needs to solve some difficult problems in the driver/receiver and clock circuitry.

The small number of wires and the high frequency of operation constrains the feasible geometries of the physical packaging. A short length of controlled impedance conductor terminated at both ends and with minimal stubs is required. For a data rate of 500 Megabytes per second, the maximum signal propagation time is less than 1ns which limits the trace length to about 10 centimeters. To achieve maximum packing density the DRAMs will be mounted vertically, with only the edge containing the pins in contact with the board, as in Figure 1 attached.

Rambus Inc. will specify several levels of protocol to be run over this narrow bus. The lowest levels are implement communications between chips on the bus and is primarily optimized for connected DRAMs and Microprocessors (or other "Master" devices such as a graphics controller). The address size specified by the low-level protocol selects not only the data within a DRAM chip but also the particular DRAM chip to be addressed. The address space implemented initially is 36 bits; also a protocol extension is specified for future implementation that extends the address space to 46 bits - with the extended address space 70 Trillion (70,000,000,000,000) bytes of DRAM can be addressed on a single logical Rambus. Higher level protocol extensions are planned to implement cache coherence and I/O specific transactions such as interrupts.

With this new interface, each DRAM on Rambus is effectively a complete, independent memory subsystem, much the same as a single memory bank in a conventional memory system.

                                   FIGURE 1

                   [Figure of RamBus Physical Configuration]

                    Figure 1. RamBus Physical Configuration

[***]


[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

                                  EXHIBIT B
                              RAMBUS TRADEMARK

First Choice
------------



                            [LOGO OF RAMBUS/TM/]

if the size of the product and the existing manufacturing marketing equipment allows reasonable production with no impact on yields, cost or throughput.



Second Choice
-------------

Reproduce:

                                 Rambus/TM/


in a readable typeface.

                               AMENDMENT NO. 1 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


          This Amendment to the Semiconductor Technology License Agreement (the "Amendment") is entered into as of 25th day of May, 1995 by and between Rambus Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

          WHEREAS, the parties have entered into the Semiconductor Technology License Agreement dated July 4, 1991, as previously amended and supplemented (the "Agreement");

          WHEREAS, the parties desire to enter into this Amendment, to provide for some amendments and corrections to the Agreement;

          NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

1.   The terms "Section 1.19" referred to in the parenthetical clauses in
     Section 4.3(a) and (d) of the Agreement shall be corrected to read "Section 1.22".

2. The terms "Net Selling Price" referred to in the first sentence of Section 4.4(b) of the Agreement shall be deleted.

3. The fifth sentence of Section 4.4(b) of the Agreement shall be amended to read in its entirety as follows:

        "All royalties based on sales in currencies other than United States dollars shall be converted to United States dollars according to the TTS rate quoted by the Bank of Tokyo in Japan on the last business day of the NEC fiscal quarter during which such royalties have accrued."

4. In all other respects, the Agreement shall remain unmodified and in full force and effect.


RAMBUS INC.                   NEC CORPORATION



By: /s/  GARY HARMON                  By:  /s/  KENJI TOKUYAMA
    -------------------------------       -------------------------------

Title:  Vice President                Title:  General Manager
        ---------------------------           ---------------------------

Date:   April 28, 1995                Date:  April 28, 1995
       ----------------------------          ----------------------------

                              SUPPLEMENT NO. 1 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


This Supplement to Semiconductor Technology License Agreement (the "Supplement") is entered into as of February 25, 1993 by and between Rambus Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

WHEREAS, Rambus and NEC entered into the Semiconductor Technology License Agreement (the "Original Agreement");

WHEREAS, Rambus developed RAC (as defined below), using Rambus Technology (as defined in the Original Agreement);

WHEREAS, both parties acknowledge that the RAC shall be licensed to NEC under the Patents (as defined in the Original Agreement) pursuant to the Original Agreement; and

WHEREAS, NEC desires to have Rambus complete the circuit design modification of RAC for NEC's process technology, and Rambus is willing to do the same.

NOW, THEREFORE, the parties supplement the Original Agreement as follows:



1.   DEFINITIONS.
     -----------

1.1 The capitalized terms defined in the Original Agreement shall have the same meaning in this Supplement as therein.

1.2 In addition to Section 1.1 above, the following terms shall have the meaning set forth below:

     1.2.1 "RAC" means the ASIC cell developed by Rambus which is specified in "Rambus ASIC Cell Specification (Version 1.3)" dated July 30, 1992.

     1.2.2 "NEC CZ5 Process Technology" means the 0.5 micron process technology adopted by NEC.

     1.2.3 "Modified RAC" means the ASIC cell manufactured by or for NEC on the basis of the design of the RAC modified for NEC's process technology by Rambus in accordance with this Supplement.

     1.2.4 "Background Intellectual Property" means Patents used or incorporated in the RAC.

     1.2.5 "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

     1.2.6 "Foreground Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.

     1.2.7 "Rambus ASIC Test Chip" means an ASIC device designed and manufactured by or for NEC, incorporating (i) schematics and netlists provided by Rambus pursuant to Exhibit B hereto and (ii) the Modified RAC.

2.   SCOPE OF THE WORK.
     -----------------

2.1 Rambus shall, in accordance with the terms and conditions contained hereinafter, (i) complete the modification of the design of RAC for NEC's process technology, as specified in Exhibit A hereto (the "RAC Modification") and (ii) perform characterization of Rambus ASIC Test Chip, as specified in Exhibit B hereto (the "Characterization") (hereinafter RAC Modification and Characterization shall be collectively referred to as the "Work").

2.2 Rambus shall deliver to NEC the deliverables specified in Exhibits A and B in accordance with the schedule to be agreed upon in writing by the parties hereto.

3.   NEC'S ASSISTANCE.
     ----------------

NEC shall cooperate with Rambus to complete the development contemplated by this Supplement to the extent NEC considers reasonably necessary, including without limitation performance of the obligations specified in Exhibits C and D.

4.   ACCEPTANCE.
     ----------

NEC shall perform the acceptance test regarding the deliverables provided by Rambus to NEC pursuant to Section 2.2 above, according to NEC's standard acceptance procedures. Within two (2) weeks after the completion of such acceptance test, NEC shall notify Rambus, in writing, if the deliverables pass such acceptance test. If the deliverables do not pass such acceptance test, NEC shall notify Rambus of those particulars in which the deliverables are unacceptable. Upon remedy of those particulars to the satisfaction of NEC, the deliverables shall be accepted by NEC in writing. Rambus shall use its reasonable best efforts to remedy any of the particulars referred to above within forty five (45) days after its receipt of notice thereof. This shall be at Rambus expense, subject to NEC's assistance obligations as set forth herein. If Rambus does not remedy the particulars referred to above within such forty five (45) days, Rambus shall notify promptly NEC of such failure with reasonable proof specifying Rambus exercises its reasonable best efforts to remedy such particulars, and deliver any results made in the course of such efforts to remedy of such particulars. Notwithstanding any provision to the contrary in this Supplement or Original Agreement, NEC shall retain any rights to have remedy for any breach of Rambus' obligation under this Section 4, provided that Rambus' liability arising out of this Supplement shall not exceed the amounts received by Rambus from NEC pursuant to this Supplement.

5.   PAYMENTS.
     --------

5.1 In consideration of the successful completion of the Work by Rambus, NEC shall remit, by telegraphic wire transfer, the following amount of payment to Rambus' bank account designated by Rambus in writing in advance, according to the following payment schedule.

     5.1.1 With respect to the RAC Modification, NEC shall pay to Rambus total [***] as follows:

            (a) [***] within twenty (20) days after the acceptance of the deliverables set forth in Section 2(l) of Exhibit A hereto.

            (b) [***] within twenty (20) days after the acceptance of the deliverables set forth in Section 2(2) of Exhibit A hereto.

            (c) [***] within twenty (20) days after the acceptance of the deliverables set forth in Section 2(3) of Exhibit A hereto.

     5.1.2 With respect to the Characterization of Rambus ASIC Test Chip, NEC shall pay to Rambus total [***] as follows:

            (a) [***] within twenty (20) days after the acceptance of the deliverables set forth in Section 2(l) of Exhibit B hereto.

            (b) [***] within twenty (20) days after the acceptance of the deliverables set forth in Section 2(2) of Exhibit B hereto.

5.2 NEC shall reimburse to Rambus reasonable travel and related living expenses incurred by Rambus in performing its obligations pursuant to this Supplement

[*] Confidential treatment requested.

     subject to the invoice issued by Rambus within twenty (20) calendar days after the receipt of such invoice, provided that Rambus shall obtain NEC's written consent therefor in advance.


6.   LICENSE OF THE BACKGROUND INTELLECTUAL PROPERTY.
     -----------------------------------------------

Considering that the Background Intellectual Property contained in the Results shall be included in the Patents under the Original Agreement, the parties hereby confirm that the same rights and licenses as granted under the Patents and the Confidential Information under the Original Agreement shall be granted to NEC under the Background Intellectual Property, provided that NEC shall pay to Rambus royalties in accordance with the Section 4.3 of the Original Agreement.

7.   NO LICENSE REGARDING THE INFORMATION DISCLOSED TO RAMBUS.
     --------------------------------------------------------

Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC CZ5 Process Technology, and any intellectual property rights incorporated or used in such information shall vest in NEC, and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

8.   OWNERSHIP OF THE FOREGROUND INTELLECTUAL PROPERTY.
     -------------------------------------------------

The Foreground Intellectual Property shall be jointly owned by the parties.
Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the Foreground Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of Foreground Intellectual Property, to the extent the parties agree upon in advance on the case-by-case basis.

9.   INDEMNIFICATION.
     ---------------

The parties hereto agree that Sections 6.2 (a) and (b) of the Original Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such Sections shall be read as "Results" hereunder.

10.  TERM AND TERMINATION.
     --------------------

10.1 This Supplement shall be effective as of the date first written above and automatically expire when all the deliverables to NEC hereunder accepted by NEC, unless terminated sooner pursuant to Section 10.2 below.

10.2 This Supplement may be terminated at any time before the normal expiration pursuant to Section 10.1 above: (i) by mutual written consent of the parties, (ii) by NEC upon written notice to Rambus if Rambus fails to deliver to NEC each of the deliverables specified in Exhibits A and B within sixty (60) days after the scheduled date agreed upon pursuant to
     Section 2.2 hereof, (iii) by NEC upon written notice to Rambus if Rambus fails to accomplished the particulars in the event of Rambus' failure to pass the acceptance test pursuant to Section 4 above,

     (iv) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or (v) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

10.3 If this Supplement is terminated pursuant to Section 10.2, Background Intellectual Property contained in Results already provided to NEC shall be licensed to NEC pursuant to Section 6 hereof.

10.4 Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

10.5 This Supplement shall be effective so long as the Original Agreement is effective and shall automatically expire if the Original Agreement is terminated or expire by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the Original Agreement. That is, this Supplement shall be terminable for default, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the Original Agreement.

10.6 The provisions in Sections 6, 7, 8, 9, 10.3, 10.4 and 12 shall survive any termination of this Supplement and remain in force after such termination hereof.

11   NOTICE REGARDING THE SUPPLEMENT.
     -------------------------------

Any notice hereunder and any delivery hereunder shall be sent to the following address:

     If sent to NEC:     General Manager
                         International Purchasing Division
                         NEC Corporation
                         7-1, Shiba 5-chome, Minato-ku
                         Tokyo 108-01, Japan
                         Tel:
                         Fax:

     If sent to Rambus:  President
                         Rambus Inc.
                         2465 Latham Street, Mountain View
                         California 94040
                         U.S.A.
                         Tel:
                         Fax:

Any notice other than under this Supplement shall be sent to the address set forth in Section 10.4 of the Original Agreement.

12.  TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT.
     ----------------------------------------------

12.1 Other than expressly set forth herein, the terms and conditions of the Original Agreement, including, but not limited to, Sections 5, 7, 9 and 10, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement.

12.2 In all respects, the Original Agreement shall remain unmodified and in full force and effect.

13.  ENTIRE AGREEMENT.
     ----------------

This Supplement and the Original Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.


The parties hereto executes this Supplement in duplicate as the dates below.

RAMBUS INC.                   NEC CORPORATION

BY: /s/  GEOFF TATE                   BY: /s/  KENJI TOKUYAMA
   --------------------------------      --------------------------------
TITLE: President & CEO                TITLE:  Vice President, NEC Corp
      -----------------------------         -----------------------------
DATE:  2/25/93                        DATE:   February 19, 1993
      -----------------------------         -----------------------------

                                   EXHIBIT A
                                RAC MODIFICATION


1.   WORK.
     ----

(1) Rambus shall develop a RAC floorplan for NEC CZ5 Process Technology. This floorplan will detail the size and location of all major blocks in the RAC as well as critical signal wiring and data connections.

(2)  Rambus shall perform transistor sizing of:

     (a)  the PLL circuit for the NEC CZ5 Process Technology; and

     (b) the input/output cell circuit (i.e., the output driver, predriver and input sampler of Bus Data cell circuit) for the NEC CZ5 Process Technology.

(3) In accordance with the specifications and procedures to be mutually agreed upon between Rambus and NEC, Rambus shall perform the necessary backannotated simulations of the PLL and the input/output cells to ensure that NEC's simulations correlate with Rambus' simulations.

(4)  Rambus shall perform a tape out review of the Modified RAC.

2.   DELIVERABLES.
     ------------

(1) A complete set of schematics for the Modified RAC with unsized transistor except the PLL and the input/output cell (i.e., the output driver, the predriver and the input sampler of Bus Data cell)

(2) A complete set of schematics of the PLL and the input/output cell with sized transistor for the NEC CZ5 Process Technology

(3) A report of the necessary backannotated simulation results of the PLL and the input/output cells

                                   EXHIBIT B
                                CHARACTERIZATION


1.   WORK.
     ----

(1) Rambus shall characterize the Modified RAC on the Rambus ASIC Test Chip using a customized load board on its HP83000 tester.


2.   DELIVERABLES.
     ------------

(1) Schematics, netlists, and test patterns for the Rambus ASIC Test Chip which provides a device to characterize the PLL and the AC and DC parameters of the Modified RAC

(2) A characterization report of the Modified RAC on the Rambus ASIC Test Chip and its data

                                   EXHIBIT C
                       NEC'S SUPPORT ON RAC MODIFICATION


1. NEC will supply Rambus with complete SPICE models and physical design rules and all other design rules from the NEC CZ5 Process Technology in a format mutually agreed upon between Rambus and NEC.

2. NEC will assist Rambus in developing a detailed RAC floorplan for NEC's CZ5 Process Technology.

3. NEC will assist Rambus in performing the transistor sizing and any necessary circuit modifications for the remaining blocks in the RAC.

4.   NEC will perform all integrated circuit layout work.

5.   NEC will assist Rambus to performing a tapeout review of the Modified RAC.

                                   EXHIBIT D
                       NEC'S SUPPORT ON CHARACTERIZATION


1. NEC will design an ASIC that includes the Modified RAC and incorporates the netlists of the Rambus ASIC Test Chip.

2. NEC will generate masks and manufacture engineering samples of the Rambus ASIC Test Chip with the RAC.

3. NEC will provide package engineering samples of the Rambus ASIC Test Chip with the RAC to Rambus.

                               SUPPLEMENT NO. 2 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


         This Supplement No. 2 to Semiconductor Technology License Agreement (the "Supplement") is entered into as of July 29, 1994 by and between Rambus, Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

         WHEREAS, Rambus and NEC entered into the Semiconductor Technology License Agreement (the "Original Agreement");

         WHEREAS, Rambus has developed a RAC (as defined below), using Rambus Technology (as defined in the Original Agreement);

         WHEREAS, both parties acknowledge that the RAC shall be licensed to NEC under the Patents (as defined in the Original Agreement) pursuant to the Original Agreement;

         WHEREAS, pursuant to Supplement No. 1 to the Original Agreement, Rambus completed the circuit design modification of the RAC for NEC's 0.5 micron process technology; and

         WHEREAS, NEC desires to have Rambus complete the circuit design modification of the RAC for NEC's 0.35 micron process technology, and Rambus is willing to do the same.

         NOW, THEREFORE, the parties supplement the Original Agreement as follows:


1.  DEFINITIONS.

    1.1 The capitalized terms defined in the Original Agreement shall have the same meaning in this Supplement as therein.

    1.2 In addition to Section 1.1 above, the following terms shall have the meaning set forth below:

           1.2.1 "RAC" means the ASIC cell developed by Rambus which is specified in the current version of the "Rambus ASIC Cell SpecificationO.

           1.2.2 "NEC Process Technology" means the 0.35 micron UC1 process technology adopted by NEC.

           1.2.3 "New RAC" means the ASIC cell based on the design of the RAC as modified for the NEC Process Technology by Rambus in accordance with this Supplement.

           1.2.4 "Background Intellectual Property" means Patents used or incorporated in the RAC.

           1.2.5 "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

           1.2.6 "Foreground Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.

           1.2.7 "Rambus ASIC Test Chip" means an ASIC device designed and manufactured by or for NEC, incorporating (i) schematics and netlists provided by Rambus pursuant to Exhibit B hereto and (ii) the New RAC.


2.  SCOPE OF THE WORK.

    2.1 Rambus shall, in accordance with the terms and conditions contained hereinafter, (i) complete the modification of the design of its RAC for the NEC Process Technology, as specified in ExhibitA hereto (the "RAC Modification") and (ii) if so requested in writing by NEC, perform characterization of a Rambus ASIC Test Chip, as specified in ExhibitB hereto (the "Characterization") (hereinafter the RAC Modification and any such Characterization shall be collectively referred to as the "Work"). If NEC itself performs the characterization for the New RAC, then Rambus will provide reasonable assistance at no charge (subject to Section 5.3 below).

    2.2 Rambus shall use its reasonable best efforts to deliver to NEC the deliverables specified in ExhibitA by August 31, 1994. If Rambus performs the Characterization, it shall use its reasonable best efforts to deliver to NEC the deliverables specified in Exhibit B in accordance with a schedule to be agreed upon in writing by the parties.


3.  NEC'S ASSISTANCE.

    NEC shall assign an English-speaking engineer or an engineer with experience in communicating in English as liaison to Rambus on this project and shall cooperate with Rambus to complete the development contemplated by this Supplement to the extent NEC considers reasonably necessary, including without limitation performance of the obligations specified in ExhibitC and, if Rambus performs the Characterization, ExhibitD. Based on the delivery schedule for the layout database and schematics committed to by Rambus above, NEC will use its reasonable best efforts to complete the fabrication of a Rambus ASIC Test Chip by October 1, 1994.


4.  ACCEPTANCE.

    NEC shall perform an acceptance test regarding the deliverables provided by Rambus to NEC pursuant to Section 2.2 above, according to NEC's standard acceptance procedures. Within two (2) weeks after the completion of such acceptance test, NEC shall notify Rambus, in writing, if the deliverables pass such acceptance test. If the deliverables do not pass such acceptance test, NEC shall notify Rambus of those particulars in which the deliverables are unacceptable. Upon remedy of those particulars to the satisfaction of NEC, the deliverables shall be accepted by NEC in writing. Rambus shall use its reasonable best efforts to remedy any of the particulars referred to above within forty five (45) days after its receipt of notice thereof. This shall be at Rambus expense, subject to NEC's assistance obligations as set forth herein. If Rambus does not remedy the particulars referred to above within forty five
(45) days, Rambus shall promptly notify NEC of such failure with reasonable proof specifying Rambus has exercised its reasonable best efforts to remedy such particulars, and deliver any results made in the course of such efforts to remedy such particulars. Notwithstanding any provision to the contrary in this Supplement or the Original Agreement, NEC shall retain any rights to any remedy for any breach of Rambus' obligation under this Section4, provided that Rambus' liability for damages arising out of such breach shall not exceed the amounts received by Rambus from NEC pursuant to this Supplement.

5.  PAYMENTS.

    5.1 Rambus shall perform the RAC Modification at no charge (subject to Section 5.3 below).

    5.2 If Rambus performs the Characterization, NEC shall pay to Rambus [***], payable within thirty (30) days of acceptance by NEC of all the deliverables set forth in Sections 2(1) and 2(2) of Exhibit B hereto.

    5.3 NEC shall reimburse to Rambus reasonable travel and related living expenses incurred by Rambus in performing its obligations pursuant to this Supplement, subject to an invoice issued by Rambus together with reasonable substantiating material, within twenty (20) calendar days after the receipt of such invoice, provided that Rambus shall obtain NECOs written consent therefor in advance.

[*] Confidential treatment requested.

    5.4 Payment by NEC to Rambus, if any, under this Section 5 shall be made by telegraphic wire transfer to RambusO bank account designated by Rambus in writing in advance.

6.  LICENSE OF THE BACKGROUND INTELLECTUAL PROPERTY.

    Considering that the Background Intellectual Property contained in the Results shall be included in the Patents under the Original Agreement, the parties hereby confirm that the same rights and licenses as granted under the Patents and the Confidential Information under the Original Agreement shall be granted to NEC under the Background Intellectual Property, provided that NEC shall pay to Rambus royalties in accordance with the Section 4.3 of the Original Agreement.

7.  NO LICENSE REGARDING THE INFORMATION DISCLOSED TO RAMBUS.

    Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC Process Technology, and any intellectual property rights incorporated or used in such information shall vest in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

8.  OWNERSHIP OF THE FOREGROUND INTELLECTUAL PROPERTY.

         The Foreground Intellectual Property shall be jointly owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the Foreground Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of Foreground Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.

9.  INDEMNIFICATION.

    The parties hereto agree that Sections 6.2(a) and (b) of the Original Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such Sections shall be read as "Results" hereunder.

10.  TERM AND TERMINATION.

     10.1 This Supplement shall be effective as of the date first written above and automatically expire when all the deliverables to NEC hereunder are accepted by NEC, unless terminated sooner pursuant to Section 10.2 below.

    10.2 This Supplement may be terminated at any time before the normal expiration pursuant to Section 10.1 above; (i) by mutual written consent of the parties, (ii) by NEC upon written notice to Rambus if Rambus fails to deliver to NEC each of the deliverables specified in ExhibitsA andB within sixty
(60) days after the scheduled date agreed upon pursuant to Section 2.2 hereof,
(iii) by NEC upon written notice to Rambus if Rambus fails to accomplish the particulars in the event of Rambus' failure to pass the acceptance test pursuant to Section4 above, (iv) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or (v) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

    10.3 If this Supplement is terminated pursuant to Section 10.2, Background Intellectual Property contained in Results already provided to NEC shall be licensed to NEC pursuant to Section6 hereof.

    10.4 Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

    10.5 This Supplement shall be effective so long as the Original Agreement is effective and shall automatically expire if the Original Agreement is terminated or expire by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the Original Agreement and Supplement No. 1 thereto. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the Original Agreement or Supplement No. 1 thereto.

    10.6 The provisions in Sections6, 7, 8, 9, 10.3, 10.4 and 13 shall survive any termination of this Supplement and remain in force after such termination hereof.

11.  NOTICE REGARDING THE SUPPLEMENT.

     Any notice hereunder and any delivery hereunder shall be sent to the following address:

                  If sent to NEC:             General Manager
                                              System ASIC Division
                                              NEC Corporation
                                              7-1, Shiba 5-chome, Minato-ku
                                              Tokyo 108-01, Japan
                                              Tel:  81-44-435-1490
                                              Fax:  81-44-435-1887

                  If sent to Rambus:          President
                                              Rambus Inc.
                                              2465 Latham Street, Mountain View
                                              California 94040
                                              U.S.A.
                                              Tel:  415-903-3807
                                              Fax:  415-965-1528

    Any notice other than under this Supplement or Supplement No. 1 shall be sent to the address set forth in Section 10.4 of the Original Agreement.

12.  ANNOUNCEMENT OF NEW RAC.

     NEC agrees to publicly announce the New RAC when its 0.35 micron ASIC plans are generally announced for the purpose of marketing the New RAC to customers of its 0.35 micron ASIC products.

13.  TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT.

     13.1 Other than expressly set forth herein, the terms and conditions of the Original Agreement, including, but not limited to, Sections 5, 7, 9 and 10, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the Original Agreement, provided that notwithstanding Section 5.1(b) of the Original Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

    13.2 In all respects, the Original Agreement shall remain unmodified and in full force and effect.

14.  ENTIRE AGREEMENT.

     This Supplement, Supplement No. 1, and the Original Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

    The parties hereto execute this Supplement in duplicate as the dates below:

RAMBUS INC.                            NEC CORPORATION


BY: /s/  GARY HARMON                   BY:  /s/HIRO HASHIMOTO
   ------------------------------         -----------------------------------

TITLE:  Vice President                 TITLE:  General Manager ASIC
      ---------------------------            --------------------------------

DATE:   7/25/94                        DATE:   July 28, 1994
     ----------------------------           ---------------------------------

                                    EXHIBIT A
                                RAC MODIFICATION


1.  WORK.

    (1) Rambus shall develop a RAC floorplan for NEC Process Technology. This floorplan will detail the size and location of all major blocks in the RAC. The New RAC will have substantially the same functionality and floorplan as the "Modified RAC" developed pursuant to Supplement No. 1 for the NEC 0.5 micron process technology or any similar RAC cells that Rambus has previously developed.

    (2)  Rambus shall perform transistor sizing and layout of the RAC cell.

2.  DELIVERABLES.

    (1)  GDSII layout database for the New RAC

    (2)  Cadence Edge schematics for the New RAC

                                    EXHIBIT B
                                CHARACTERIZATION


1.  WORK.

    (1) Rambus shall characterize the New RAC on the Rambus ASIC Test Chip using a customized load board on its HP83000 tester.

    (2) The characterization shall be performed using devices for one lot which have been fabricated using typical process parameters.

2.  DELIVERABLES.

    (1) Netlists and test patterns for the Rambus ASIC Test Chip which provides a device to characterize the PLL and the AC and DC parameters of the New RAC

    (2) A characterization report of the New RAC on the Rambus ASIC Test Chip and its data

                                    EXHIBIT C
                        NEC'S SUPPORT ON RAC MODIFICATION


1. NEC will supply Rambus with complete SPICE models and physical design rules and all other design rules from the NEC Process Technology (including without limitation ESD rules and layout) in a format mutually agreed upon between Rambus and NEC.

2. NEC will assist Rambus in developing a detailed New RAC floorplan for NEC Process Technology.

3. NEC will assist Rambus in performing the transistor sizing and any necessary circuit modifications for the remaining blocks in the New RAC.

4.       NEC will assist Rambus to performing a tapeout review of the New RAC.

5. NEC will be responsible for library integration of the New RAC in the Compass tool environment.

                                    EXHIBIT D
                        NEC'S SUPPORT ON CHARACTERIZATION


1. NEC will design an ASIC that includes the New RAC and incorporates the netlists of the Rambus ASIC Test Chip.

2. NEC will generate masks and manufacture engineering samples of the Rambus ASIC Test Chip with the New RAC.

3. NEC will provide package engineering samples of the Rambus ASIC Test Chip with the New RAC to Rambus.

                               SUPPLEMENT NO. 4 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


               This Supplement No.4 to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus, Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-Chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

               WHEREAS, the parties have entered into a Semiconductor Technology and License Agreement dated July 4, 1991 (as previously amended and supplemented, the "License Agreement");

               WHEREAS, the parties have entered into Supplement Nos. 1, 2, 5 and 6 to the License Agreement; and

               WHEREAS, the parties desire to enter into this Supplement No. 4 to the License Agreement, inter alia, to provide for a [***]

               NOW, THEREFORE, the parties agree that the License Agreement is amended as follows:


    1. (a) All capitalized terms used but not defined herein shall have the meaning set forth therefor in the License Agreement.

        (b)  [***]

    2. For each Sale (direct or indirect) of [***] during the period from the date of this Supplement until June 30, 1997, the royalty rate payable by NEC to Rambus pursuant to the License Agreement shall be [***]. For [***] after June 30, 1997, the royalty rate [***].

    3.  Rambus confirms that the distribution rights granted to NEC in
Section 2.2(b) of the License Agreement will apply to all [***] by NEC or its Subsidiaries to [***] without the restrictions provided in items (i) and (ii) of such Section 2.2(b).

[*] Confidential treatment requested.

    4. In all other respects, the License Agreement shall remain unmodified and in full force and effect.


         RAMBUS INC.                         NEC CORPORATION


         BY:  /s/  GARY HARMON               BY:  /s/HIRO HASHIMOTO
            ----------------------------        ----------------------------

         TITLE:  Vice President              TITLE: General Manager
               -------------------------           -------------------------

         DATE:  8/23/95                      DATE:  8/31/95
              --------------------------          --------------------------

                               SUPPLEMENT NO. 5 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

          This Supplement No. 5 to Semiconductor Technology License Agreement (the "Supplement") is entered into as of November 14, 1994 by and between Rambus, Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

          WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology License Agreement (the "Original Agreement");

          WHEREAS, the parties have entered into Supplement No. 1 and Supplement No. 2 to the License Agreement, and are currently negotiating Supplement No. 3 and Supplement No. 4 to the License Agreement; and

          WHEREAS, NEC desires to have Rambus design a Transceiver (as defined hereinbelow) for NEC's 0.45m 2 aluminum layer 16 megabit DRAM process technology, and Rambus is willing to do the same.

          NOW, THEREFORE, the parties supplement the Original Agreement as follows:

    1.  DEFINITIONS.

        1.1. The capitalized terms defined in the Original Agreement shall have the same meaning in this Supplement as therein.

        1.2. In addition to Section 1.1 above, the following terms shall have the meaning set forth below:

                1.2.1. "Transceiver" means an integrated circuit that connects a secondary Rambus channel on a module PC board to the motherboard main Rambus channel, in accordance with the Rambus transceiver specification, as set forth in Exhibit A hereto.

                1.2.2. "NEC Process Technology" means the 16 megabit DRAM 0.45m 2 aluminum layer process technology adopted by NEC.

                1.2.3. "Background Intellectual Property" means Patents used or incorporated in the Transceiver.

                1.2.4. "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

                1.2.5. "New Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.

                1.2.6 "Transceiver Database" means the schematics and layout in Cadence Edge representation of the Transceiver in the NEC Process Technology and shall also include an "Opus" representation translated by Rambus from the Edge representation.

                1.2.7 "NEC Process Technology Documents" shall mean the design rule document provided to Rambus titled " "Design Rules for Rambus DRAM V4.0" and dated "January 25, 1994" and the process parameter document titled "Process Parameter Rev 1.0" and dated "January 28, 1994". Any modifications by NEC to these documents will not be effective unless and until accepted in writing by Rambus. Such acceptance by Rambus shall not be unreasonably withheld.

    2.  SCOPE OF THE WORK AND RAMBUS' OBLIGATIONS

        2.1. Rambus shall, in accordance with the terms and conditions contained hereinafter, design the Transceiver as specified in ExhibitA hereto for the NEC Process Technology. This design is a translation of an existing design and as such may be less than optimal in size of die or power consumption as an original design for the NEC Process Technology could be. In addition, the pad locations and die size are fixed by the existing design and will not be moved by Rambus. If these locations or the die size is unacceptable to NEC, any modifications to correct the same will be done by NEC after delivery of the Transceiver Database by Rambus.

        2.2. Rambus shall commence the Transceiver design work in November 1994, with a target date of April 30, 1995 for delivery to NEC of the Transceiver Database and other deliverables for the Transceiver as specified in ExhibitB, based upon execution of this Supplement by the parties by October 30, 1994.

        2.3 In addition, Rambus will provide consulting assistance if requested by NEC and agreed to by Rambus, at a fee of [***] (subject to Section 5.2 below), in connection with NEC's characterization or preparation for manufacturing of the Transceiver.

[*] Confidential treatment requested.

    3.  NEC'S ASSISTANCE AND OBLIGATIONS.

        3.1. NEC shall cooperate with Rambus to complete the development contemplated by this Supplement. NEC will be responsible for characterization of the Transceiver, any modifications necessary to achieve a functional device, and any modifications necessary to achieve mass production capability. Upon completion of the design of the Transceiver, Rambus will provide to NEC test fixture information and test vectors for the Transceiver for the HP83000 tester which are sufficient for the evaluation of the initial design.

        3.2. Upon completion of design and acceptance of the Transceiver Database, NEC agrees to use its reasonable best efforts to manufacture prototype Transceivers, and to manufacture, market, and sell production Transceivers.

    4.  ACCEPTANCE.

        NEC will accept or reject the Transceiver solely according to whether the Transceiver Database provided by Rambus to NEC pursuant to Section 2.2 above conforms to the NEC Process Technology Documents, which NEC will determine solely by using NEC's layout verification for the NEC Process Technology. Within two (2) weeks after the completion of such acceptance test, NEC shall notify Rambus, in writing, if the deliverables pass such acceptance test. If the deliverables do not pass such acceptance test, NEC shall notify Rambus of those particulars in which the deliverables are unacceptable. Only those items which are in violation of the NEC Process Technology Documents will be considered as not passing the acceptance test. Upon remedy of those particulars to the satisfaction of NEC, the deliverables shall be accepted by NEC in writing. Rambus shall use its reasonable best efforts to remedy any of the particulars referred to above within forty five (45) days after its receipt of notice thereof. This shall be at Rambus expense, subject to NEC's assistance obligations as set forth herein. If Rambus does not remedy the particulars referred to above within forty five (45) days, Rambus shall notify promptly NEC of such failure with reasonable proof specifying Rambus has exercised its reasonable best efforts to remedy such particulars, and deliver any results made in the course of such efforts to remedy such particulars. Notwithstanding any provision to the contrary in this Supplement or the Original Agreement, NEC shall retain any rights to any remedy for any breach of Rambus' obligation under this Section4, provided that Rambus' liability arising out of this Supplement shall not exceed the amounts received by Rambus from NEC pursuant to this Supplement.

    5.  PAYMENTS.

        5.1. In consideration of the design of the Transceiver by Rambus, NEC shall remit, by telegraphic wire transfer, [***] to

[*] Confidential treatment requested.

Rambus' bank account designated by Rambus in writing in advance, according to the following payment schedule:

                (a) [***] within seven (7) days after delivery of a preliminary Transceiver database based on an existing design; and

                (b) [***] within thirty (30) days after delivery of the Transceiver Database to NEC.

        5.2. NEC shall reimburse to Rambus reasonable travel and related living expenses incurred when Rambus employees visit NEC at NEC's request to further the purposes of this Supplement, subject to an invoice issued by Rambus, within twenty (20) calendar days after the receipt of such invoice.

    6.  OWNERSHIP OF THE NEW INTELLECTUAL PROPERTY.

        Rambus shall retain ownership of all Results and New Intellectual Property developed by Rambus, including without limitation Results and New Intellectual Property arising out of Rambus' performance of its obligations pursuant to Section2 above, and including without limitation the unsized transistor netlist implementation of the Transceiver, provided only that the specific implementation of the Transceiver in the NEC Process Technology shall be owned by NEC. NEC shall retain ownership of all New Intellectual Property developed by NEC. New Intellectual Property jointly developed by the parties shall be jointly and equally owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the jointly owned New Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of jointly owned New Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.

    7.  LICENSE OF THE BACKGROUND INTELLECTUAL PROPERTY.

        The Background Intellectual Property, and the New Intellectual
Property owned by Rambus, contained in the Results shall be included in the Patents under the Original Agreement, and the parties hereby confirm that the same rights and licenses as granted under the Patents and the Confidential Information under the Original Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided that NEC shall pay to Rambus royalties in accordance with the
Section 4.3 of the Original Agreement. It is understood and agreed that the Transceiver shall be considered a Rambus Peripheral for purposes of Section 4.3 of the Original Agreement.

[*] Confidential treatment requested.

    8.  NO LICENSE REGARDING THE INFORMATION DISCLOSED TO RAMBUS.

        Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC Process Technology, and any intellectual property rights incorporated or used in such information shall vest in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

    9.  INDEMNIFICATION.

        The parties hereto agree that Sections 6.2(a) and (b) of the Original Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such sections shall be read as "Results" hereunder.

   10.  TERM AND TERMINATION.

        10.1. This Supplement shall be effective as of the date first written above and automatically expire when all the deliverables to NEC hereunder accepted by NEC, unless terminated sooner pursuant to Section 10.2 below.

        10.2. This Supplement may be terminated at any time before the normal expiration pursuant to Section 10.1 above; (i) by mutual written consent of the parties, (ii) by NEC upon written notice to Rambus if Rambus fails to accomplish the particulars in the event of Rambus' failure to pass the acceptance test pursuant to Section4 above, (iii) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or (iv) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

        10.3. If this Supplement is terminated pursuant to Section 10.2, Background Intellectual Property, and New Intellectual Property owned by Rambus, contained in Results already provided to NEC shall be licensed to NEC pursuant to Section 7 hereof.

        10.4. Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

        10.5. This Supplement shall be effective so long as the Original Agreement is effective and shall automatically expire if the Original Agreement is terminated or expire by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the Original Agreement and Supplement Nos. 1, 2, 3, and 4 thereto. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the Original Agreement or any other Supplement thereto.

        10.6. The provisions in Sections6, 7, 8, 9, 10.3, 10.4 and 13 shall survive any termination of this Supplement and remain in force and after such termination hereof.

   11.  NOTICE REGARDING THIS SUPPLEMENT.

        Any notice hereunder and any delivery hereunder shall be sent to the following address:

               If sent to NEC:                 General Manager
                                               LSI Memory Division
                                               NEC Corporation
                                               1120, Shimokuzawa
                                               Sagamihara
                                               Kanagawa 229, Japan


               If sent to Rambus:              President
                                               Rambus Inc.
                                               2465 Latham Street, Mountain View
                                               California  94040
                                               U.S.A.

   12.  ANNOUNCEMENT OF TRANSCEIVER.

        NEC agrees to publicly announce the Transceiver within ninety (90) days after demonstration of a successful working prototype which satisfies the Rambus Transceiver Specification as set forth in Exhibit A.

   13.  TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT.

        13.1. Other than expressly set forth herein, the terms and conditions of the Original Agreement, including, but not limited to, Sections5, 7, 9 and 10, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the Original Agreement, provided that notwithstanding Section

5.1(b) of the Original Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

        13.2. In all respects, the Original Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect.

   14.  ENTIRE AGREEMENT.

        This Supplement, Supplement Nos. 1, 2, 3, 4, and the Original
Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.


        The parties hereto execute this Supplement in duplicate as the dates below:

         RAMBUS INC.                          CORPORATION


         BY: /s/  GARY HARMON                 BY: /s/  KENJI TOKUYAMA
            ---------------------------          ------------------------------

         TITLE:  Vice President               TITLE:  General Manager
               ------------------------             ---------------------------

         DATE:  11/9/94                       DATE:  11/14/94
              -------------------------            ----------------------------

                                    EXHIBIT A
                        RAMBUS TRANSCEIVER SPECIFICATION





                           (10 page document attached)

                                 RTransciever

Description

    The Rambus/TM/ Transceiver (RTransceiver/TM/) is a Secondary Channel isolation device used on all Secondary Rambus Modules (RModules/TM/). By creating a Secondary Channel on an RModule that is electrically isolated from the Primary Channel it is connected to, the RTransceiver allows the combined Channel to be expanded beyond the 32 device limit for a single Channel. With ten RModules able to fit on a Primary Channel, up to 320 devices can be supported by using a single RTransceiver on each RModule.

RTransceiver Features

[_]  500 MB/sec peak transfer rate

[_]  Electrically isolates RDRAMs by creating a Secondary Channel

[_]  Acts as a bridge between Primary and Secondary Channels

[_]  Low round trip latency to Secondary Channel of four clock cycles

[_]  Reduces loading by RModules on Primary Channel

[_]  Used on all Secondary RModules

[_]  Small footprint 42 pin Surface Vertical Package (SVP)

[_]  Logical Channel isolation capability

Rambus System Overview

    A typical Rambus memory system has three main elements: the Rambus Channel, the Rambus DRAMs, and a Rambus Interface on a controller. In addition to this, expandable systems employ RModules and RSockets for memory upgrade purposes. A typical system containing these components is shown in the figure below.

    The physical length of any one Rambus Channel is currently limited to approximately 10 cm. This length is determined by a 2 nanosecond propagation delay constraint for signals traveling from end to end on the Channel. Because of this, a Rambus Channel can accommodate up to 32 RDRAMs, ten RSockets, or some combination of the two. Since each RModule can hold up to 32 RDRAMs, a fully configured system can have up to 320 RDRAMs while a minimum system can have as few as one.

                     [ARTWORK OF A RAMBUS SYSTEM EXAMPLE]

                    [RTransceiver Overview Block Diagram]

RTransceiver Overview

The Rambus Transceiver is a buffering device used on some Rambus memory expansion modules. Two types of RModules can be used for memory expansion. The first type, called a Primary RModule, contains only RDRAMs and essentially extends the length of the Channel it connects to in order to add more memory. Use of this type limits expansion to just one RModule and is constrained by overall Channel length limitations.

For systems requiring multiple modules or greater Channel capacity, a RTransceiver is added to form a Secondary RModule. For this, each RModule contains a RTransceiver at its socketed end. This is used to create a separate Secondary Channel on the RModule that is electrically isolated from the Primary Channel it is being connected to. By acting as a low latency repeater, the RTransceiver facilitates bi-directional communication between Channels.

The diagram below shows an example of a system using two Secondary RModules for memory expansion. The controller is able to access all RDRAMs in the system while incurring a small latency when accessing RDRAMs on the Secondary RModules. This latency is an integral number of clock cycles and can be adjusted for in the controller logic or by adjusting the Delay Registers in the RDRAMs.

Isolation

Although the RTransceiver is designed to act as a bridge between a Primary and Secondary Channel, there are times where it may be useful to temporarily disconnect the two Channels. The RTransceiver provides an Isolate input in order to facilitate this.

The figure illustrates a potential graphics system that contains from buffer memory and a Rambus compatible DAC on the Secondary Channel while the Primary Channel contains system memory. In this example, the Rambus DAC acts as a Secondary Channel master device used to read the frame buffer. While doing this without isolation, the DAC would consume bandwidth on both the Primary and Secondary Channels. If the Isolate input is asserted while the DAC reads the frame buffer, only the Secondary Channel is affected. This leaves the Primary Channel available for system memory accesses.

The Isolate input to the RTransceiver is designed to operate at Rambus Signaling Logic levels, but may also be driven by rail-to-rail CMOS levels.

                          [DRAM Graph appears here]

                          RTransceiver Block Diagram




                          [Diagram of RTranseiver]

42-Pin SVP

[Diagram of 42-Pin SVP]


                              Pin Descriptions

--------------------------------------------------------------------------------
SIGNAL/a/           I/O             DESCRIPTION
================================================================================
BusData [8:0]       I/O             Bus Data for request, write and read data
SBusData [8:0]                      packets. Low-swing signal referenced to
                                    Vref.
--------------------------------------------------------------------------------
BusCtrl             I/O             Control signal to frame packets, to
SBusCtrl                            transmit part of the operation code, and
                                    to acknowledge requests. Low-swing signal
                                    referenced to Vref.
--------------------------------------------------------------------------------
BusEnable            I              Control signal to enable the bus. Low-
SBusEnable           O              swing signal referenced to Vref.
--------------------------------------------------------------------------------
TxClk                I              Transmit clock. Connects to ClockToMaster
                                    on the Primary Channel. This clock is
                                    aligned with acknowledge and read data
                                    packets on the Primary Channel. Low-swing
                                    signal referenced to Vref.
--------------------------------------------------------------------------------
RxClk                I              Receive clock. Connects to ClockFromMaster
                                    on the Primary Channel. This clock is
                                    aligned with request and write data
                                    packets on the Primary Channel. Low-swing
                                    signal referenced to Vref.
--------------------------------------------------------------------------------
SBusClk              I              Transmit and Receive clock for Secondary
                                    Channel. Low-swing signal referenced to
                                    Vref.
--------------------------------------------------------------------------------
SClkToEnd            O              Source clock for Secondary Rambus Channel.
                                    Low-swing signal referenced to Vref.
--------------------------------------------------------------------------------
Vref                 I              Logic threshold reference for low-swing
SVref                               signals.
--------------------------------------------------------------------------------
Vdd, VddA/b/                        Power supply. VddA is a separate analog
                                    supply.
--------------------------------------------------------------------------------
Gnd, GndA                           Ground. GndA is a separate analog ground.
--------------------------------------------------------------------------------
Isolate              I              Control signal to stop transmission in
                                    both directions. Low-swing signal
                                    referenced to Vref.
--------------------------------------------------------------------------------
CCtlPgm              I              Current Control Program. Connected to
SCCtlPgm                            current control resistors whose other
                                    terminals are connected to Vterm.
--------------------------------------------------------------------------------

a. The prefix S on signal names indicates a Secondary Channel signal.
b. The mechanical support (MS) at each end of the Transceiver must be connected to Vdd as labeled for proper operation.

ABSOLUTE MAXIMUM RATINGS

The following table represents stress ratings only, and functional operation at the maximums is not guaran-teed. Extended exposure to the maximum ratings may affect device reliabilty. Furthermore, although devices contain protective circuitry to resist damage from static electric discharge, always take precautions to avoid high static voltages or electric fields.

----------------------------------------------------------------------------------------------------------------------
SYMBOL            PARAMETER                                               MIN              MAX                UNIT
======================================================================================================================
\V\LABS           Voltage applied to any RSL pin with respect to Gnd        -0.5         \V\DD+\0.5\             V
----------------------------------------------------------------------------------------------------------------------
\V\DD,ABS         Voltage on VDD with respect to Gnd                        -0.5      \V\DD,MAX+\1.0\            V
----------------------------------------------------------------------------------------------------------------------
\T\J,ABS          Junction temperature under bias                           -55              125            (degree)C
----------------------------------------------------------------------------------------------------------------------
\T\STORE          Storage temperature                                       -55              125            (degree)C
----------------------------------------------------------------------------------------------------------------------

CAPACITANCE

---------------------------------------------------------------------------------------------------------------------------
SYMBOL                 PARAMETER AND CONDITIONS                                MIN              MAX                UNIT
===========================================================================================================================
\C\I                   Low-swing input parasitic capacitance                                     3                  pF
---------------------------------------------------------------------------------------------------------------------------

RECOMMENDED ELECTRICAL CONDITIONS

---------------------------------------------------------------------------------------------------------------------------
SYMBOL                 PARAMETER AND CONDITIONS                                MIN              MAX                UNIT
===========================================================================================================================
\V\DD, VDDA            Supply voltage                                         2.97              3.63                V
---------------------------------------------------------------------------------------------------------------------------
\V\REF                 Reference voltage                                      1.9               2.4                 V
---------------------------------------------------------------------------------------------------------------------------
\V\IL                  Input low voltage/a/                             \V\REF\-0.8\      \V\REF-\0.2\              V
---------------------------------------------------------------------------------------------------------------------------
\V\IH                  Input high voltage/1/                            \V\REF-\0.2\      \V\REF+\0.8\              V
---------------------------------------------------------------------------------------------------------------------------

a. Although the isolate pin follows these parameters, it is expected that users will drive it with full rail CMOS levels.

ELECTRICAL CHARACTERISTICS

---------------------------------------------------------------------------------------------------------------------------
SYMBOL                 PARAMETER AND CONDITIONS                                MIN              MAX                UNIT
===========================================================================================================================
\I\REF                  \V\REF \current\ @                                    -10               10             /microns/A
                        \V\REF,MAX=2.4V
---------------------------------------------------------------------------------------------------------------------------
\I\OH                   Output high current @                                 -10               10             /microns/A
                        (\Oless thanV\OUT\less than VDD\)
---------------------------------------------------------------------------------------------------------------------------
\I\OL                   Output low current @ \V\OUT\=1.6V\                                      35                 mA
---------------------------------------------------------------------------------------------------------------------------
\deltaI\OL              Error in programmed output low current                                                     mA
                       (from unit to unit)
---------------------------------------------------------------------------------------------------------------------------

                         Recommended Timing Conditions

Symbol           Parameter                                                         Min                 Max                  Unit
------------------------------------------------------------------------------------------------------------------------------------
/t/CR, /t/CF     TxClk and RxClk input rise and fall times                           0.3                  0.7                 ns
------------------------------------------------------------------------------------------------------------------------------------
/t/CYCLE         TxClk and RxClk cycle times                                          4                   10                  ns
------------------------------------------------------------------------------------------------------------------------------------
/t/TICK          Transport time per bit per pin                                 0.5 (2ns at           0.5 (2ns at           /t/CYCLE
                                                                               /t/CYCLE=4ns)         /t/CYCLE=4ns)
------------------------------------------------------------------------------------------------------------------------------------
/t/CH, /t/CL     TxClk and RxClk high and low times                                  45%                 55%                /t/CYCLE
------------------------------------------------------------------------------------------------------------------------------------
/t/TR            TxClk-RxCLK differential                                             0              /t/CYCLE/-1.2/           ns
------------------------------------------------------------------------------------------------------------------------------------
/t/DR, /t/DF     Data/Control input rise and fall times                                                                       ns
------------------------------------------------------------------------------------------------------------------------------------
/t/QR, /t/QF     Data/Control output rise and fall times                                                                      ns
------------------------------------------------------------------------------------------------------------------------------------
/t/S             Data/Control-to-RxClk setup time                                   0.35                                      ns
------------------------------------------------------------------------------------------------------------------------------------
/t/H             RxClk-to-Data/Control hold time                                    0.35                                      ns
------------------------------------------------------------------------------------------------------------------------------------
/t/Q             TClk-to-Data/Control output time                              /t/CYCLE//4 - 0.35/   /t/CYCLE/4 + 0.35        ns
------------------------------------------------------------------------------------------------------------------------------------
/t/LOCK          Internal clock generator lock time                                                  1500 (6microseconds    /t/CYCLE
                                                                                                     at /t/CYCLE/=4ns)/
------------------------------------------------------------------------------------------------------------------------------------

Rambus Channel Timing

The Rambus channel timings shown below are presented to show important timings on the Rambus channel for common operations. All timings are from the point of view of the channel master, and thus have the bus overhead delay of 4ns per bus transversal included where appropriate.


Symbol           Parameter                                                         Min                 Max                  Unit
------------------------------------------------------------------------------------------------------------------------------------
/t/XLAT          Roundtrip latency difference between identical slave devices       -                   4                /t/CYCLE
                 on the Primary Channel versus the Secondary Channel
------------------------------------------------------------------------------------------------------------------------------------
/t/XAISO         Time from assertion of Isolate to High impedance on both           0                   7                /t/CYCLE
                 Primary and Secondary Channels
------------------------------------------------------------------------------------------------------------------------------------
/t/XDISO         Time from deassertion of Isolate to return of transceiving         0                   7                /t/CYCLE
                 function
------------------------------------------------------------------------------------------------------------------------------------

Rise/Fall Timing

                        [DIAGRAM OF RISE/FALL TIMING]










Clock Timing


                          [DIAGRAM OF CLOCK TIMING]













Receive Data Timing


                      [DIAGRAM OF RECEIVE DATA TIMING]

Transmit Data Timing


                     [DIAGRAM OF TRANSMIT DATA TIMING]






Read Hit to Primary Slave Timing Diagram


            [DIAGRAM OF READ HIT TO PRIMARY SLAVE TIMING DIAGRAM]






Read Hit to Secondary Slave Timing Diagram


           [DIAGRAM OF READ HIT TO SECONDARY SLAVE TIMING DIAGRAM]

                 [WRITE HIT TO PRIMARY SLAVE TIMING DIAGRAM]










                [WRITE HIT TO SECONDARY SLAVE TIMING DIAGRAM]

Surface Vertical Package (SVP42) Package Outline mm (mils)




   [DIAGRAM OF SURFACE VERTICAL PACKAGE (SVP42) PACKAGE OUTLINE mm (mils)]

                                    EXHIBIT B
                   MINIMUM DELIVERABLES FOR RAMBUS TRANSCEIVER



  o Data base files including net lists and layout data in Cadence Edge format with an "Opus" representation translated by Rambus from the Edge representation.

  o      Test fixture information and test vectors for HP83000 tester

  o      Logic diagrams

  o      Circuit schematics

  o      Check list for electromigration

  o      Simulation results by HSpice

  o      Timing diagrams

                               SUPPLEMENT NO. 6 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


        This Supplement No. 6 to Semiconductor Technology License
Agreement (the "Supplement") is entered into as of December 27, 1994 by and between Rambus, Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

        WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology License Agreement (the "Original Agreement");

        WHEREAS, the parties desire to develop a 64 Megabit RDRAM (as defined hereinbelow) for NEC's second generation 64 megabit DRAM process technology.

        NOW, THEREFORE, the parties supplement the Original Agreement as follows:


    1.  DEFINITIONS.

        1.1. The capitalized terms defined in the Original Agreement shall have the same meaning in this Supplement as therein.

        1.2. In addition to Section 1.1 above, the following terms shall have the meaning set forth below:

                1.2.1. "64 Megabit RDRAM" means a 64 megabit DRAM Rambus Memory Device.

                1.2.2. "NEC Process Technology" means the second generation 64 megabit DRAM process technology adopted by NEC.

                1.2.3. "Implementation Package" means an implementation package for a 64 Megabit RDRAM based on the NEC Process Technology, consisting of final specifications, sized transistor schematics, floor plan, process correct layout data base, and preliminary test vectors.

                1.2.4. "Background Intellectual Property" means Patents used or incorporated in the 64 Megabit RDRAM.

                1.2.5. "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

                1.2.6. "New Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.


    2.  SCOPE OF THE WORK BY RAMBUS.

        2.1. Within ten (10) days after the date of this Supplement, Rambus shall provide to NEC a preliminary data sheet for a 64 Megabit RDRAM, which will contain an overview of key features, key differences, with respect to implementation of the Rambus interface, between a 64 megabit DRAM and 16 Megabit RDRAM; and such key target specifications as power and latency goals.

        2.2. Rambus will use its best efforts to provide to NEC, by June 30, 1995, a detailed specification of the 64 Megabit RDRAM, which will include a complete feature description, full register definition, and input/output characteristics.

        2.3. Rambus will use its best efforts to provide to NEC, by August 15, 1995, a core interface document for the 64 Megabit RDRAM, which will contain a description of core functions, core interface pin placement, and core interface timing.


    3.  DEVELOPMENT OPTIONS FOR LAYOUT DATABASE.

        Within thirty (30) days after both Rambus' delivery to NEC of the 64 Megabit RDRAM specification pursuant to Section 2.2 above and NEC's delivery to Rambus of the first test wafer run pursuant to Section 4.2 below, NEC will elect, by written notice to Rambus, whether to proceed pursuant to Section 3.1 below or 3.2 below.

        3.1.    Joint development:

                3.1.1. If NEC elects to proceed pursuant to this Section 3.1, then Rambus will use its best efforts to provide to NEC, by June 15, 1996, a complete Implementation Package. It is understood and agreed that because of the CAD process, the layout may not be completely optimized but will be functional to the core specification. In addition, Rambus agrees to provide to NEC sixty
(60) person days of consulting and evaluation with respect to NEC's 64 Megabit RDRAM.

                3.1.2. If agreed by the parties, an NEC engineer may participate at Rambus in the development of the Implementation Package. NEC will reimburse Rambus' cost of providing any necessary computer, equipment, or facilities necessary to support the NEC engineer. This engineer will remain an NEC employee, and NEC will be responsible for all compensation, benefits, expense reimbursement, and other payments to this employee. All work performed by such NEC engineer resident at Rambus' facility shall be owned exclusively by Rambus, and NEC irrevocably transfers and assigns such ownership to Rambus. All other terms governing the engineer's activities while at Rambus will be mutually agreed upon by NEC and Rambus before the engineer begins work at Rambus.

        3.2.    NEC development:

                3.2.1. If NEC elects to proceed pursuant to this Section 3.2, then Rambus will use its best efforts to provide to NEC netlist and verification vectors for the 64 Megabit RDRAM when most of the functionality has been implemented. This is currently expected to be by December 1995. Rambus will provide to NEC updates to the netlist and verification vectors approximately every sixty (60) days until the netlist and verification vectors are finalized. NEC will implement the layout database for the 64 Megabit RDRAM, working from the specification, netlist, and verification vectors provided by Rambus. NEC's design must be one hundred percent (100%) compatible with Rambus' specification and design. In addition, Rambus will provide up to twenty (20) person days of assistance to transfer the Rambus information and respond to questions from NEC with respect to the netlist and verification vectors.


    4.  NEC'S ASSISTANCE AND OBLIGATIONS.

        4.1. By March 15, 1995 NEC will provide to Rambus preliminary layout design rules, as well as transistor spice models and process characteristics, for the NEC Process Technology. If NEC elects to proceed pursuant to Section 3.1 above, then NEC will provide to Rambus final layout design rules and transistor models for the NEC process by December 15, 1995 or as soon as available. NEC acknowledges that any delay in providing these items to Rambus may result in a delay in the schedule specified in Sections 2 and 3 above. If the process characteristics for the NEC Process Technology provided to Rambus by NEC are incompatible with achievement of the target specifications developed by Rambus pursuant to Section 2.1 above, then NEC and Rambus agree that they will use best efforts to jointly agree to modifications of the target specifications, the NEC Process Technology, or a combination of both as necessary to achieve compatibility.

        4.2. NEC agrees, at its expense, to use its best efforts to promptly manufacture and deliver to Rambus test wafers, with a test structure jointly designed by Rambus and NEC, for the purposes of extraction by Rambus of detailed transistor and process characteristics. For the first test wafer run, Rambus expects to deliver a layout database for such test structure six (6) weeks after receipt of the preliminary design rules from NEC pursuant to Section 4.1 above. If NEC elects to proceed pursuant to Section 3.1 above, then NEC will provide to Rambus a second test wafer run based on the final version of the NEC Process Technology at least sixty (60) days prior to the delivery by Rambus of the Implementation Package pursuant to Section 3.1.1 above. NEC acknowledges the changes from the preliminary design rules to the final version of the NEC Process Technology may require a change in the layout database for the test structure. NEC further acknowledges that any delay in providing the test wafers to Rambus may result in a delay in the schedule specified in Sections 2 and 3 above. In addition, NEC agrees to include the test structure in two (2) to five (5) sites on initial prototype runs of 64 Megabit RDRAM die.

        4.3. NEC agrees to use its best efforts to develop, manufacture, market, and sell production 64 Megabit RDRAMs. NEC will use its best efforts to redesign the 64 Megabit RDRAM for improved processes to reduce manufacturing cost, in a manner equivalent to such redesigns for NEC's commodity 64 megabit DRAM. NEC agrees that its 64 Megabit RDRAM will be one hundred percent (100%) compatible with Rambus' 64 Megabit RDRAM specification and design. NEC agrees, and it is a condition of NEC's rights pursuant to this Supplement, that NEC use its best efforts to develop, manufacture, market, and sell production quantities of NEC 64 Megabit RDRAMs within three (3) years after the date of this Supplement.


    5.  PAYMENTS.

        5.1. In partial consideration for Rambus' development services hereunder, NEC will pay to Rambus a development fee of (1) if NEC elects to proceed pursuant to Section 3.1 above, [***], and (2) if NEC elects to proceed pursuant to Section3.2 above, [***], as follows:

              (i) [***] within thirty (30) days after the later of April 14, 1995 or the date when Rambus gives NEC a preliminary data sheet pursuant to
Section 2.1 and a layout database of the test chip for a 64 Megabit RDRAM pursuant to Section 4.2;

             (ii) [***] within thirty (30) days after the date when Rambus gives NEC a core interface document for the 64 Megabit RDRAM pursuant to
Section 2.3; and

            (iii) if NEC elects to proceed pursuant to Section 3.1 above, [***] within thirty (30) days after Rambus' delivery to NEC of the Implementation Package pursuant to Section 3.1.1 above.

     These payments will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of NEC. The parties understand that the [***] fee to be paid to Rambus represents partial reimbursement of the

[*] Confidential treatment requested.

cost incurred by Rambus for development of the Implementation Package and for related consulting, and accordingly shall not be subject to Japanese withholding tax. However, if a Japanese tax authority does impose Japanese withholding tax on this payment of [***], NEC will pay such tax (in addition to the U.S.[***] paid to Rambus) and provide tax receipts to Rambus.

        5.2. Any assistance provided by Rambus in addition to that provided pursuant to Section 3.1.1 or Section 3.2.1 above, as applicable, shall be provided at the rate of [***].

        5.3. NEC shall reimburse to Rambus reasonable travel and related living expenses incurred by Rambus in performing its obligations pursuant to this Supplement, subject to an invoice issued by Rambus, within twenty (20) calendar days after the receipt of such invoice, provided that Rambus shall obtain NEC's written consent therefor in advance.


    6.  OWNERSHIP OF THE NEW INTELLECTUAL PROPERTY.

        Rambus shall retain ownership of all Results and New Intellectual Property developed by Rambus, including without limitation Results and New Intellectual Property arising out of Rambus' performance of its obligations pursuant to Sections2 and 3 above, and including without limitation the unsized transistor netlist implementation of the 64 Megabit RDRAM, provided only that the specific implementation of the 64 Megabit RDRAM in the NEC Process Technology shall be owned by NEC. Subject to Section 3.1.2 above, NEC shall retain ownership of all New Intellectual Property developed by NEC. New Intellectual Property jointly developed by the parties shall be jointly and equally owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the jointly owed New Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of jointly owned New Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.


    7.  LICENSE OF THE BACKGROUND INTELLECTUAL PROPERTY.

        The Background Intellectual Property, and the New Intellectual Property owned by Rambus, contained in the Results shall be included in the Patents under the Original Agreement, and the parties hereby confirm that the same rights and licenses as granted under the Patents and the Confidential Information under the Original Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided

[*] Confidential treatment requested.

that NEC shall pay to Rambus royalties in accordance with the Section 4.3 of the Original Agreement. It is understood and agreed that the 64 Megabit RDRAM shall be considered a Rambus Memory for purposes of Section 4.3 of the Original Agreement.


    8.  NO LICENSE REGARDING THE INFORMATION DISCLOSED TO RAMBUS.

        Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC Process Technology, and any intellectual property rights incorporated or used in such information shall vest in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.


    9.  INDEMNIFICATION.

        The parties hereto agree that Sections 6.2(a) and (b) of the Original Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such sections shall be read as "Results" hereunder.


   10.  TERM AND TERMINATION.

        10.1. This Supplement shall be effective as of the date first written above and automatically expire when all the deliverables to NEC hereunder are accepted by NEC and the parties have performed their obligations pursuant to Sections 4 and 5, unless terminated sooner pursuant to Section 10.2 below.

        10.2. This Supplement may be terminated at any time before the normal expiration pursuant to Section 10.1 above; (i) by mutual written consent of the parties, (ii) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or (iii) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

        10.3. If this Supplement is terminated pursuant to Section 10.2, Background Intellectual Property, and New Intellectual Property owned by Rambus, contained in Results already provided to NEC shall be licensed to NEC pursuant to Section 7 hereof.

        10.4. Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

        10.5. This Supplement shall be effective so long as the Original Agreement is effective and shall automatically expire if the Original Agreement is terminated or expire by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the Original Agreement and Supplement Nos. 1, 2, 3, 4, and 5 thereto. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the Original Agreement or any other Supplement thereto.

        10.6.    The provisions in Sections 4.3, 6, 7, 8, 9, 10.3, 10.4, 12,
13 and 14 shall survive any termination of this Supplement and remain in force and after such termination hereof.


   11.  NOTICE REGARDING THIS SUPPLEMENT.

        Any notice hereunder and any delivery hereunder shall be sent to the following address:

                 If sent to NEC:        General Manager
                                        LSI Memory Division
                                        NEC Corporation
                                        1120, Shimokuzawa, Sagamihara
                                        Kanagawa 229, Japan

                 If sent to Rambus:     President
                                        Rambus Inc.
                                        2465 Latham Street
                                        Mountain View, California  94040  U.S.A.

        Any notice other than under this Supplement or Supplement Nos. 1, 2, 3, 4, and 5 shall be sent to the address set forth in Section 10.4 of the Original Agreement.


   12.  ANNOUNCEMENT OF 64 MEGABIT RDRAM.

        During the first calendar quarter of 1995 (unless Rambus, in its discretion, postpones the date), NEC agrees to publicly announce that it is in development of a 64 Megabit RDRAM for introduction and sampling within two (2) years. At the same time, NEC will communicate the same information to all of its marketing and sales personnel and its sales representatives.


   13.  TERMS AND CONDITIONS OF THE ORIGINAL AGREEMENT.

        13.1. Other than expressly set forth herein, the terms and conditions of the Original Agreement, including, but not limited to, Sections 5, 7, 9 and 10 thereof, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the Original Agreement, provided that notwithstanding Section 5.1(b) of the Original Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

        13.2. In all respects, the Original Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect.


   14.  ENTIRE AGREEMENT.

        This Supplement, Supplement Nos. 1, 2, 3, 4, and 5, and the
Original Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.


        The parties hereto execute this Supplement in duplicate as the dates below:

         RAMBUS INC.                          NEC CORPORATION


         BY: /s/  GARY HARMON                 BY:  /s/  KENJI TOKUYAMA
             -----------------------------       -----------------------------

         TITLE: Vice President                TITLE:  General Manager
                --------------------------          --------------------------

         DATE:    12/13/94                    DATE:   12/27/94
               ---------------------------         ---------------------------

                               SUPPLEMENT NO. 8 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

    This Supplement No. 8 to Semiconductor Technology License Agreement (the "Supplement") is entered into as of the date last entered below by and between Rambus, Inc., a California corporation with a principal place of business at 2465 Latham Street, Mountain View, California 94040 U.S.A. ("Rambus"), and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

    WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor
Technology License Agreement (as previously supplemented and amended, the "License Agreement");

    WHEREAS, the parties desire to further amend the License Agreement to include the license to NEC of the 18 Megabit Concurrent RDRAM and engineering support by Rambus for both the 64 Megabit RDRAM and the 18 Megabit Concurrent RDRAM, as defined hereinbelow, on the terms and conditions set forth herein;

    NOW, THEREFORE, the parties supplement the License Agreement as follows:


    1.  Definitions and Related Matters.

        1.1 The capitalized terms defined in the License Agreement shall have the same meaning in this Supplement as therein.

        1.2 In addition to Section 1.1 above, the following terms shall have the meaning set forth below:

               1.2.1 "18 Megabit Concurrent RDRAM" means a 18 Megabit DRAM Rambus Memory Device with the same feature set as the 64 Megabit RDRAM being developed by the parties pursuant to Supplement No. 6 to the License Agreement (as such feature set may change from time to time during such development), except that it will have two (2) banks and 1024 rows.

               1.2.2 "Rambus Memory Device" as defined in Section 1.2 of the License Agreement shall also include the 18 Megabit Concurrent RDRAM.

               1.2.3 "Rambus Technology," as defined in Section 1.1 of the License Agreement, shall also include all information, inventions, technology, technical documentation, designs, materials and know-how which describe or enable the use of the 18 Megabit Concurrent

RDRAM developed hereunder and which Rambus provides NEC during the term of this Supplement.

               1.2.4 "Background Intellectual Property" means Patents used or incorporated in the 18 Megabit Concurrent RDRAM.

               1.2.5 "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

               1.2.6 "New Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.


    2.  Development of 18 Megabit Concurrent RDRAM.

        2.1. Rambus will use its best efforts to provide to NEC preliminary schematics, test vectors and behavioral Verilog model for the 18 Megabit Concurrent RDRAM by September 20, 1996.

        2.2. Rambus will provide to NEC updates to the netlist and verification vectors approximately every sixty (60) days until the netlist and verification vectors are finalized. NEC will implement the layout database for the 18 Megabit Concurrent RDRAM, working from the specification, netlist, and verification vectors provided by Rambus. NEC's design must be one hundred percent (100%) compatible with Rambus' specification. Before specification changes are made, Rambus will use its best efforts to solicit and carefully consider NEC's input.

        2.3. NEC agrees to use its best efforts to develop and market the 18 Megabit Concurrent RDRAM. NEC is responsible for making the core modifications for the 18 Megabit Concurrent RDRAM to Rambus' specification. NEC will assign and maintain a design team of appropriate size and skills. Such design team will also be responsible for developing the layout of the Rambus interface portion of the 18 Megabit Concurrent RDRAM including sized transistors and timing simulation.

        2.4. NEC agrees to use its best efforts to meet all applicable specifications and develop, fully characterize, and to use commercially reasonable efforts to ship production quantities of full-specification 18 Megabit Concurrent RDRAMs during 1997.

        2.5. NEC may also develop Compatible derivatives of the 18 Megabit Concurrent RDRAM, (i.e. 8 Megabit and 16 Megabit versions).


    3.  Development Support of 64 Megabit RDRAM.

        3.1. In addition to its obligations included in Supplement No. 6 to the License Agreement, Rambus will use its best efforts to provide behavioral Verilog model and test vectors; I/O cell, DLL schematics and preliminary layout in Opus format; and DLL circuit simulation files by September 20, 1996.

        3.2. Rambus will provide to NEC updates to the deliverables pursuant to Section 3.1 above approximately every sixty (60) days until such deliverables are finalized.


    4.  Development Fee, Royalties. and Other Payments.

        4.1 In partial consideration for Rambus' development services hereunder, NEC will pay to Rambus a development fee of [***], as follows:

             (i) [***] within thirty (30) days after delivery to NEC of the schematics, test vectors and Verilog model pursuant to Section 2.1 above and the I/O cell and DLL schematics pursuant to Section 3.1 above; and

            (ii) [***] within thirty (30) days after tapeout by NEC of the 18 Megabit Concurrent RDRAM.

    These payments will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of NEC. The parties understand that the [***] fee to be paid to Rambus represents partial reimbursement of the cost incurred by Rambus for development support and for related consulting, and accordingly shall not be subject to Japanese withholding tax. However, if a Japanese tax authority does impose Japanese withholding tax on these payments, NEC will pay such tax (in addition to the U.S.[***] paid to Rambus) and provide tax receipts to Rambus.

        4.2. The royalties applicable for Sales of 18 Megabit Concurrent RDRAMs shall be paid to Rambus under the License Agreement for Rambus Memory Devices.

                                      -3-

[*] Confidential treatment requested.

        4.3. NEC shall reimburse to Rambus reasonable travel and related living expenses incurred by Rambus in performing its obligations pursuant to this Supplement, subject to an invoice issued by Rambus, within twenty (20) calendar days after the receipt of such invoice.


    5.  Ownership of the New Intellectual Property.

        Rambus shall retain ownership of all Results and New Intellectual Property developed by Rambus, including without limitation Results and New Intellectual Property arising out of Rambus' performance of its obligations pursuant to Section 2 above, and including without limitation the unsized transistor netlist implementation of the 18 Megabit RDRAM, provided only that the specific implementation of the 18 Megabit RDRAM in the NEC Process Technology shall be owned by NEC. NEC shall retain ownership of all New Intellectual Property developed by NEC. New Intellectual Property jointly developed by the parties shall be jointly and equally owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the jointly owed New Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of jointly owned New Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.


    6.  License of the Background Intellectual Property.

        The Background Intellectual Property, and the New Intellectual
Property owned by Rambus, contained in the Results shall be included in the Patents under the License Agreement, and the parties hereby confirm that the same rights and licenses as granted under the Patents and the Confidential Information under the License Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided that NEC shall pay to Rambus royalties in accordance with the
Section 4.3 of the License Agreement. It is understood and agreed that the 18 Megabit RDRAM shall be considered a Rambus Memory for purposes of Section 4.3 of the License Agreement.

    7.  No License Regarding the Information Disclosed to Rambus.

        Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC Process Technology, and any intellectual property rights incorporated or used in such information shall vest in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

    8.  Indemnification.

        The parties hereto agree that Sections 6.2(a) and (b) of the License Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such sections shall be read as "Results" hereunder.


        9.  Term and Termination.

            9.1. This Supplement shall be effective as of the date last written below and automatically expire when all the deliverables to NEC hereunder are accepted by NEC and the parties have performed their obligations pursuant to Sections 2, 3 and 4, unless terminated sooner pursuant to Section
9.2 below.

            9.2. This Supplement may be terminated at any time before the normal expiration pursuant to Section 9.1 above (i) by mutual written consent of the parties, (ii) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or (iii) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

            9.3. If this Supplement is terminated pursuant to Section 9.2, Background Intellectual Property, and New Intellectual Property owned by Rambus, contained in Results already provided to NEC shall be licensed to NEC pursuant to Section6 hereof.

            9.4. Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

            9.5. This Supplement shall be effective so long as the License Agreement is effective and shall automatically expire if the License Agreement is terminated or expire by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the License Agreement. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the License Agreement or any other Supplement thereto.

            9.6. The provisions in Sections 5, 6, 7, 8, 9.3, 9.4 and 11 shall survive any termination of this Supplement and remain in force and after such termination hereof.

   10.  Notice Regarding this Supplement.

        Any notice hereunder and any delivery hereunder shall be sent to the following address:

               If sent to NEC:          General Manager
                                        1st LSI Memory Division
                                        NEC Corporation
                                        1120, Shimokuzawa, Sagamihara
                                        Kanagawa 229, Japan

              If sent to Rambus:        President
                                        Rambus Inc.
                                        2465 Latham Street
                                        Mountain View, California  94040  U.S.A.

   11.  Terms and Conditions of the License Agreement.

        11.1. Other than expressly set forth herein, the terms and conditions of the License Agreement, including, but not limited to, Sections5, 7, 9 and 10 thereof, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the License Agreement, provided that notwithstanding Section 5.1(b) of the License Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

        11.2 In all respects, the License Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Supplement shall control and govern over the provisions of the License Agreement.

    The parties hereto execute this Supplement in duplicate as the dates below:

NEC CORPORATION                          RAMBUS INC.

By: /s/  KENJI TOKUYAMA                  By:  /s/  GARY HARMON
    --------------------------------        --------------------------------

Print Name: Kenji Tokuyama               Print Name: Gary Harmon
           -------------------------                ------------------------

Title:  General Manager                  Title:  Vice President
      ------------------------------           -----------------------------

Date:  September 27, 1996                Date:  September 17, 1996
      -------------------------------         ------------------------------

                              SUPPLEMENT NO. 9 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT


     This Supplement No. 9 (the "Supplement") to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus Inc., a California corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-01, Japan ("NEC").

     WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology License Agreement (as previously supplemented and amended, the "License Agreement"); and

     WHEREAS the parties desire to further amend the License Agreement to include the development by Rambus, and license to NEC for use only in Rambus Memory Devices, of certain additional "Rambus-2" interface technology, on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.   Definitions and Related Matters.
     --------------------------------

     Capitalized terms used in this Supplement shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

     1.1. "Rambus-2 DRAM" means a DRAM which is Compatible with the Rambus-2 Interface Specification.

     1.2. "Rambus-2 Implementation Package" means a non-process-specific implementation package for the Rambus-specific interface portion of a Rambus-2 DRAM (x16), consisting of final specifications, unsized transistor schematics, floor plan information, Verilog model, netlist and preliminary test vectors; core implementation is not included.

     1.3. Section 1.1 of the License Agreement is amended so that this section begins as follows: "1.1 Rambus-1 Technology. 'Rambus-1 Technology'
                                  -------------------
means the following items which are owned. . ."

     1.4. The License Agreement is amended by adding thereto the following definition of "Rambus-2 Technology": "Rambus-2 Technology. 'Rambus-2
                                       --------------------
Technology' means the following items which are owned by Rambus or Rambus Subsidiaries (or, subject to Section 2.6, licensed to Rambus or Rambus Subsidiaries with the right to grant sublicenses of the scope granted herein):

             (a)  the bus interface technology described in Exhibit A-1 hereto;

             (b) all information, inventions, technology, technical documentation, designs

(including circuit designs), materials and know-how which describe or enable the use of such bus interface technology and which Rambus provides NEC during the course of implementing this Agreement; and

             (c) any upgrade, enhancement or improvement to the items described in paragraphs(a) and (b) preceding which is created by or for Rambus or its Subsidiaries during the term of this Agreement and which is Compatible.

'Rambus Technology' shall include the Rambus-2 Implementation Package and all other implementation packages developed hereunder, as well as all information, inventions, technology, technical documentation, designs, materials and know-how which describe or enable the use of the Rambus-2 Implementation Package, and all other implementation packages developed hereunder, and which Rambus provides NEC during the term of this Agreement.O

     1.5. The License Agreement is amended by adding, as a new Exhibit A-1 thereto, Exhibit A-1 attached to this Supplement.

     1.6. The License Agreement is amended by adding thereto the following definition of "Rambus Technology": "Rambus Technology. 'Rambus Technology'
                                     -----------------
means Rambus-1 Technology and Rambus-2 Technology."

     1.7. Section 1.11 of the License Agreement is amended to read in its entirety as follows:

             "Rambus-1 Interface Specification.  'Rambus-1 Interface
              --------------------------------
              Specification' means, at any time, the then most current version of the Rambus-1 Technology interface specification finalized and released by Rambus."

     1.8. The License Agreement is amended by adding thereto the following definition of "Rambus-2 Interface Specification": "Rambus-2 Interface
                                                    ------------------
Specification.  'Rambus-2 Interface Specification' means , at any time, the then
-------------
most current version of the Rambus-2 Technology interface specification finalized and released by Rambus."

     1.9. Section 1.12 of the License Agreement is amended to read in its entirety as follows:

             "1.12  Compatible.  'Compatible,' (including, 'Compatibility' and
                    ----------
             other variants) as applied to an integrated circuit, means that the integrated circuit is fully compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification such that the integrated circuit can communicate with other integrated circuits manufactured by licensees of Rambus which comply with the Rambus-1 Interface Specification or the Rambus-2 Interface Specification, as applicable, and shall include protocol, pin function, pin sequencing, pin pitch and electrical specifications compatibility."

     1.10.    Section 1.2 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(iii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

     1.11.    Section 1.4 of the License Agreement is amended so that clause
(iii) reads in its entirety as follows: "(iii) is Compatible with either the Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

     1.12. Section 1.13 of the License Agreement is amended to read in its entirety as follows:

              "1.13  Rambus-1 Patents. 'Rambus-1 Patents' means all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world which are owned by Rambus or its Subsidiaries (or, subject to Section 2.6, licensed to Rambus or its Subsidiaries with the right to grant sublicenses of the scope granted herein) and which are required for the use of the Rambus-1 Technology or for the manufacture, use and/or sale of Rambus Products Compatible with the Rambus-1 Interface Specification."

     1.13. The License Agreement is amended by adding thereto the following definition of "Rambus-2 Patents": "Rambus-2 Patents. 'Rambus-2 Patents' means
                                    ----------------
all patents, patent applications, copyrights, and other intellectual property rights in all countries of the world which are owned by Rambus or its Subsidiaries (or, subject to Section 2.6, licensed to Rambus or its Subsidiaries with the right to grant sublicenses of the scope granted herein) and which are required for the use of the Rambus-2 Technology or for the manufacture, use and/or sale of Rambus Products Compatible with the Rambus-2 Interface Specification."

     1.14. Section 2.6 of the License Agreement is amended so that all references to 'Patents' therein shall be changed to "Rambus-1 Patents or Rambus-2 Patents"

     1.15. The License Agreement is amended by adding thereto the following definition of "Rambus-1 Confidential Information": "Rambus-1 Confidential
                                                     ---------------------
Information. 'Rambus-1 Confidential Information' means Confidential Information
------------------------------------------------
pertaining to Rambus-1 Technology."

     1.16. The License Agreement is amended by adding thereto the following definition of "Rambus-2 Confidential Information": "Rambus-2 Confidential
                                                     ---------------------
Information. 'Rambus-2 Confidential Information' means Confidential Information
-----------
pertaining to Rambus-2 Technology."

     1.17. Sections 2.1 and 2.2 of the License Agreement are amended to read in their entirety as follows:

              "2.1.  Manufacturing and Distribution Rights.
                     -------------------------------------

                     (a) Commencing on the Effective Date of this Agreement, Rambus hereby grants to NEC a worldwide, nonexclusive, nontransferable license, under Rambus-1 Patents and Rambus-1 Confidential Information, to design, make, have made (subject to Section 2.1(c) below), use, import, offer to sell, and sell Rambus Products, Modules, Boards and System Products, provided that NEC's right and license to sell Customer Specific Rambus Products and Modules which contain any Customer Specific Rambus Products shall be limited to sales:

                        (i)  to third parties which have [***]

[*] Confidential treatment requested.

              [***]; or

                       (ii) in limited quantities to third parties which have agreed to use the limited quantity of Customer Specific Rambus Products for design, development and experimental purposes only and not for resale (either as components or incorporated with other products).

              Rambus shall provide NEC, on a timely basis, with updated lists of third parties which have entered [***] with Rambus. Such list shall be treated as Confidential Information pursuant to Section5.1 below. Further, upon inquiry from NEC, Rambus agrees to promptly confirm in writing whether or not an entity specified by NEC is a party to a [***].

                     (b) Commencing on the effective date of Supplement No. 9 hereto, Rambus hereby grants to NEC a worldwide, nonexclusive, nontransferable license, under Rambus-2 Patents and Rambus-2 Confidential Information, to design, make, have made (subject to Section 2.1(c) below), use, import, offer to sell, and sell Rambus Memory Devices, Modules, Boards and System Products, provided that NEC's license under Rambus-2 Patents and Rambus-2 Confidential Information with respect to Modules, Boards and System Products is limited to the manufacture of Rambus Memory Devices and does not extend to any other integrated circuits which may be included in such Modules, Boards or System Products.

                     (c) NEC shall have the right to subcontract manufacturing of all or part of the products licensed from Rambus pursuant to this Section 2.1, provided that (i)subcontractors only receive mask sets or data bases and such other information as is required to manufacture the Rambus Product, (ii)each subcontractor agrees in writing not to use Rambus Technology for any purpose other than such subcontract manufacturing for NEC, and (iii)NEC shall be responsible for any misuse of Rambus Technology by its subcontractors. Nothing herein shall be deemed to grant NEC subcontractors any license under the Rambus Technology except for performing subcontract manufacturing for NEC as provided herein.

              2.2.  (Deleted)."
                    ---------

     1.18. It is understood and agreed that the parties' obligations pursuant to Sections 3.1, 3.2 and 3.3 of the License Agreement, and any obligations of the parties pursuant to all prior supplements to the License Agreement, pertain to licensed Rambus Products which are Compatible with the Rambus-1 Interface Specification.


     1.19. Section 2.5(a) of the License Agreement is amended so that, at the end of the first sentence thereof, "Rambus Interface Specification" is changed to "Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

[*] Confidential treatment requested.

     1.20. Section 6.1(c) of the License Agreement is amended so that, at the end of the first sentence thereof, "Rambus Interface Specification" is changed to "Rambus-1 Interface Specification or the Rambus-2 Interface Specification."

     1.21. "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

     1.22. "New Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by the parties in the course of implementing this Supplement and which are to be used or incorporated in Results.

     1.23. "Background Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which are used or incorporated in Results other than the New Intellectual Property.

2.   Rambus Development Obligations.
     ------------------------------

     2.1. Rambus will use its reasonable best efforts to finalize, by October 1, 1996, the concept for the Rambus-2 Technology.

     2.2. Rambus will use its reasonable best efforts to provide to NEC, by December 31, 1996, a preliminary Rambus-2 Interface Specification.

     2.3. Rambus will use its reasonable best efforts to provide to NEC, by December 31, 1996, a core interface specification for the Rambus-2 Technology, which will contain a description of core functions and core interface timing.

     2.4. Rambus will use its reasonable best efforts to provide to NEC, by June 30, 1997, a final Rambus-2 Interface Specification.

     2.5. Rambus will use its reasonable best efforts to provide to NEC, by December 31, 1997, a Rambus-2 Implementation Package.

     2.6. At NEC's request, Rambus will provide to NEC at no charge up to sixty (60) days of consulting with several persons concerning NEC's development of Rambus-2 DRAMs pursuant to this Supplement.

     2.7. To support the marketability of Rambus-2 Technology devices, Rambus will use its reasonable best efforts to develop, or have developed, modules, sockets, clocks, board layout specifications, and similar items for the Rambus-2 Technology, for availability to system customers of Rambus-2 Technology integrated circuits, similar to availability of such items for Rambus-1 Technology.

3.   NEC's Assistance and Obligations.
     --------------------------------

     3.1. NEC will make the core modifications required for the Rambus-2 DRAM to Rambus' specification. NEC will implement the layout database for the Rambus-2 DRAM in its process, working from the information contained in the Rambus-2 Implementation Package provided by Rambus. NEC will carry out timing simulation of the Rambus-2 DRAM interface. NEC will assign and maintain a design team of appropriate size and skills to perform these tasks, starting at a time adequate to meet the schedule target in Section 3.2 below.

     3.2. NEC agrees to use its reasonable best efforts to develop and fully characterize Rambus-2 DRAMs during 1998 or 1999, and to use commercially reasonable efforts to ship production quantities of full-specification Rambus-2 DRAMs during 1998 or 1999.

     3.3. NEC's rights include the right to do derivatives of the Rambus-2 interface design provided by Rambus for implementation on smaller geometry processes, with larger or smaller bit capacity, or to improve specifications such as power, latency and bandwidth, or otherwise, as long as such derivatives are Compatible with the Rambus-2 Interface Specification.

     3.4. NEC agrees to support any necessary Rambus-2 Technology package investigation, design and standardization work to the extent the parties agree upon same in advance on a case-by-case basis.

4.   Development Fee, Royalties. and Other Payments.
     ----------------------------------------------

     4.1. In consideration for Rambus' engineering services hereunder, NEC will pay to Rambus a development fee equal to [***], as follows:

           (i) [***] within thirty (30) days after delivery of the preliminary Rambus-2 Interface Specification pursuant to Section2.2 above;

          (ii) [***] within thirty (30) days after delivery of the final Rambus-2 Interface Specification pursuant to Section2.4 above; and

         (iii) [***] within thirty (30) days after delivery of the Rambus-2 Implementation Package pursuant to Section2.5 above.

These payments will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of NEC under the License Agreement. The parties understand that the development fee in this Section 4.1 represents partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder, and accordingly shall not be subject to Japanese withholding tax. However, if a Japanese tax authority does impose Japanese withholding tax on this payment, or any portion thereof, NEC will be solely responsible for payment of, and shall pay, the tax, i.e., the engineering services fees specified in this Supplement shall be the amounts actually received by Rambus from NEC.

[*] Confidential treatment requested.

     4.2. NEC shall pay Rambus royalties for Rambus Memory Devices Compatible with the Rambus-2 Interface Specification including, but not limited to, Rambus-2 DRAMs and derivatives thereof as provided in Section 4.3 of the License Agreement with respect to Rambus Memory Devices.

     4.3. If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to NEC, are performed in Japan by mutual agreement of Rambus and NEC, then NEC shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

5.   Announcement.
     -------------

     In January 1997, or at a later time at Rambus' option, NEC will publicly announce, jointly with other Rambus-2 Technology licensees, that it is in development of a Rambus-2 DRAM for production in 1998 or 1999. At the same time, NEC will communicate the same information to all of its DRAM marketing and sales personnel and to all of its DRAM sales representatives, and NEC shall ensure that customer presentations by its DRAM marketing and sales personnel and sales representatives include the Rambus-2 DRAM in NEC memory "roadmap" or product plan summaries for 1998 or 1999 availability. Prior to this public announcement, Rambus shall be entitled to tell systems companies and chipset companies using Rambus Technology that NEC is committed to develop Rambus-2 DRAMs for production in 1998 or 1999, provided, however, that NEC shall not be held liable to those companies for its inability or termination for any reason to develop Rambus-2 DRAMs; and NEC shall be entitled to inform its customers of its participation in the Rambus-2 program, but only under an appropriate nondisclosure agreement or with specific written clearance from Rambus.

6.   Ownership of the New Intellectual Property.
     -------------------------------------------

     Rambus shall retain ownership of all Results and New Intellectual Property developed by Rambus, including without limitation Results and New Intellectual Property arising out of Rambus' performance of its obligations pursuant to Section2 above, and including without limitation the unsized transistor netlist implementation of the Rambus-2 DRAM, provided only that the specific implementation of the Rambus-2 DRAM in the NEC process technology shall be owned by NEC. NEC shall retain ownership of all New Intellectual Property developed by NEC. New Intellectual Property jointly developed by the parties shall be jointly and equally owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the jointly owned New Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of jointly owned New Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.

7.   License of the Background Intellectual Property.
     ------------------------------------------------

     7.1. The Background Intellectual Property, and the New Intellectual Property owned by Rambus, which is contained in the Results and which can be used or implemented in Rambus Products Compatible with the Rambus-1 Interface Specification shall be included not only in the Rambus-2 Patents but also in the Rambus-1 Patents under the License Agreement, and the parties hereby confirm that the same rights and licenses as granted under the Rambus-1 Patents and the Rambus-1 Confidential Information under the License Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided that NEC shall pay to Rambus royalties in accordance with the Section 4.3 of the License Agreement.

     7.2. It is understood and agreed that the Background Intellectual Property and the New Intellectual Property owned by Rambus contained in the Results shall be included in the Rambus-2 Patents and shall be licensed to NEC under the License Agreement including, but not limited to, Section 2.1(b) thereof, as amended by this Supplement.

8.   No License Regarding the Information Disclosed to Rambus.
     ---------------------------------------------------------

     Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC process technology, and any intellectual property rights incorporated or used in such information shall vest solely in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

9.   Indemnification.
     ----------------

     The parties hereto agree that Sections 6.2(a) and (b) of the License Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such sections shall be deemed to include "Results" hereunder.

10.  Term and Termination.
     ---------------------

     10.1. This Supplement shall be effective as of the date last written below.

     10.2. This Supplement may be terminated at any time (i) by mutual written consent of the parties, (ii) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or
(iii) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

     10.3. If this Supplement is terminated pursuant to Section 10.2 above, Background Intellectual Property, and New Intellectual Property owned by Rambus, contained in Results already provided to NEC shall be licensed to NEC pursuant to Section 7.1 hereof.

     10.4. Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

     10.5. Unless terminated sooner pursuant to Section 10.2 above, this Supplement shall be effective so long as the License Agreement is effective and shall automatically expire if the License Agreement is terminated or expires by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the License Agreement. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the License Agreement or any other Supplement thereto.

     10.6. The provisions in Sections 6, 7.1, 8, 9, 10.3, 10.4 and 13 shall survive any termination of this Supplement and remain in force after such termination hereof.

11.  Notice Regarding this Supplement.
     ---------------------------------

     Any notice hereunder and any delivery hereunder shall be sent to the following address:

          If sent to NEC:     General Manager
                              1st LSI Memory Division
                              NEC Corporation
                              1120, Shimokuzawa, Sagamihara
                              Kanagawa 229, Japan

          If sent to Rambus:  President
                              Rambus Inc.
                              2465 Latham Street
                              Mountain View, California  94040  U.S.A.

12.  Government Approvals.
     --------------------

     NEC represents and warrants that no prior consent or approval with any governmental authority in Japan is required in connection with the valid execution and performance of this Supplement except as may be required to transfer technical information to Rambus under this Supplement. NEC shall be responsible for any required filings of this Supplement with Japanese government agencies.

13.  License Agreement.
     -----------------

     13.1. Other than expressly set forth herein, the terms and conditions of the License Agreement, including, but not limited to, Sections5, 7, 9 and 10 thereof, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the License Agreement, provided that notwithstanding Section 5.1(b) of the License Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

     13.2. In all respects, the License Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Supplement shall control and govern over the provisions of the License Agreement.

     The parties hereto execute this Supplement in duplicate as of the date last entered below:



NEC CORPORATION                                   RAMBUS INC.


By: /s/ KENJI TOKUYAMA                 By:  /s/  GARY HARMON
   -----------------------------          -----------------------------

Print Name: Kenji Tokuyama             Print Name: Gary Harmon
           ---------------------                  ---------------------

Title:  General Manager                Title:  Vice President
      --------------------------             --------------------------

Date:  September 10, 1996              Date:   August 26, 1996
     ---------------------------             --------------------------

[***]

[*] Confidential treatment requested.

[***]

[*] Confidential treatment requested.

                              SUPPLEMENT NO. 10 TO
                   SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

     This Supplement No. 10 (the "Supplement") to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus Inc., a California corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and NEC Corporation, a Japanese corporation with a principal place of business at 7-1, Shiba 5- chome, Minato-ku,Tokyo 108-01, Japan ("NEC").

     WHEREAS, in 1991 Rambus and NEC entered into a Semiconductor Technology License Agreement (as previously supplemented and amended, the "License Agreement"); and

     WHEREAS the parties desire to further amend the License Agreement to include the development by Rambus, and license to NEC for it use in Rambus Products other than Rambus Memory Devices, of Rambus-2 Technology, on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.   Definitions and Related Matters.

     Capitalized terms used in this Supplement shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

     1.1. "Rambus-2 RAC" means a Rambus ASIC cell which is Compatible with the Rambus-2 Interface Specification.

     1.2. "Rambus-2 RAC Implementation Package" means a non-process-specific implementation package for the Rambus-2 RAC, consisting of final specifications, unsized transistor schematics, floor plan information, Verilog model, netlist and preliminary test vectors.

     1.3. Section 2.1(b) of the License Agreement as previously amended by Supplement No. 9 is further amended to read in its entirety as follows:

             "(b) Commencing on the Effective Date of Supplement No. 10 hereto, Rambus hereby grants to NEC a worldwide, nonexclusive, nontransferable license, under Rambus-2 Patents and Rambus-2 Confidential Information, to design, make, have made (subject to Section 2.1(c) below), use, import, offer to sell, and sell Rambus Products, Modules, Boards and System Products, provided that NEC's right and license to sell Customer Specific Rambus Products and Modules which contain any Customer Specific Rambus Products shall be limited to sales:

                 (i)   to third parties which have executed [***]; or

[*] Confidential treatment requested.

                (ii) in limited quantities to third parties which have agreed to use the limited quantity of Customer Specific Rambus Products or Modules for design, development and experimental purposes only and not for resale (either as components or incorporated with other products).

Rambus shall provide NEC, on a timely basis, with updated lists of third parties which have entered [***] with Rambus. Such list shall be treated as Confidential Information pursuant to Section 5.1 below. Further, upon inquiry from NEC, Rambus agrees to promptly confirm in writing whether or not an entity specified by NEC is a party to a [***]."

     1.4. "Results" means all information, inventions, technology, technical documentation, designs (including circuit designs), materials and know-how which Rambus provides NEC in the course of implementing this Supplement.

     1.5. "New Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which will be developed by Rambus in the course of implementing this Supplement and which are to be used or incorporated in Results.

     1.6. "Background Intellectual Property" means all patents, patent applications, copyrights and other intellectual property rights in all countries of the world which are used or incorporated in Results other than the New Intellectual Property.

2.   Rambus Development Obligations.

     2.1. Rambus will use its reasonable best efforts to finalize, by [***].

     2.2. Rambus will use its reasonable best efforts to provide to NEC, [***].

     2.3. Rambus will use its reasonable best efforts to provide to NEC, by [***].

     2.4. Rambus wiR use its reasonable best efforts to provide to NEC, by [***].

     2.5. At NEC's option, upon written notice to Rambus no later than [***].

     2.6. At NEC's request, Rambus will provide to NEC at no charge up to thirty (30) person-days of consulting with several persons concerning NEC's development of Rambus-2 RACs pursuant to this Supplement.


[*] Confidential treatment requested.

3.   NEC's Assistance and Obligations.

     3.1. NEC agrees to use its reasonable best efforts to develop and fully characterize Rambus Products which incorporate full-specification Rambus-2 RACs, and to use commercially reasonable efforts to ship production quantities of Rambus Products which incorporate full-specification Rambus-2 RACs during 1998 or 1999.

     3.2. NEC's rights include the right to do derivatives of the Rambus-2 interface design provided by Rambus for implementation on smaller geometry processes, or to improve specifications such as power, latency and bandwidth, or otherwise, as long as such derivatives are Compatible with the Rambus-2 Interface Specification.

     3.3. NEC agrees to support any necessary Rambus-2 Technology package investigation design and standardization work to the extent the parties agree upon same in advance on a case-by-case basis.

4.   Development Fee, Royalties and Other Payments.

     4.1. In consideration for Rambus' engineering services hereunder, NEC will pay to Rambus a development fee equal to a maximum [***] and a minimum of [***], as follows:

           (i)  [***], whichever is later;

          (ii)  [***]; and

         (iii) if NEC elects to have Rambus provide the NEC process-specific layout [***] payable within thirty (30) days after delivery of the layout to NEC.

These payments will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of NEC under the License Agreement. The parties understand that the development fee in this Section 4.1 represents partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder, and accordingly shall not be subject to Japanese withholding tax. However, if a Japanese tax authority does impose Japanese withholding tax on this payment, or any portion thereof, NEC will be solely responsible for payment of, and shall pay, the tax, i.e., the engineering services fees specified in this Supplement shall be the amounts actually received by Rambus from NEC.

     4.2. NEC shall pay Rambus royalties applicable for Rambus-2 Products which incorporate Rambus-2 RACs and derivatives thereof as provided in Section
4.3 of the License Agreement.

[*] Confidential treatment requested.

     4.3. If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to NEC, are performed in Japan by mutual agreement of Rambus and NEC, then NEC shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

5.   Announcement.

     In January 1997, or at a later time at Rambus' option, NEC will publicly announce, jointly with other Rambus-2 Technology licensees, that it is in development of a Rambus-2 RAC for production in 1998 or 1999. Prior to this public announcement, Rambus shall be entitled to tell systems companies and chipset companies using Rambus Technology that NEC is committed to develop Rambus-2 RACs for incorporation into Rambus Products in 1998 or 1999, provided, however, that NEC shall not be held liable to those companies for its inability or termination for any reason to develop Rambus-2 RACs; and NEC shall be entitled to inform its customers of its participation in the Rambus-2 program, but only under an appropriate nondisclosure agreement or with specific written clearance from Rambus.

6.   Ownership of the New Intellectual Properly.

     Rambus shall retain ownership of all Results and New Intellectual Property developed by Rambus, including without limitation Results -and New Intellectual Property arising out of Rambus' performance of its obligations pursuant to
Section 2 above, and including without limitation the unsized transistor netlist implementation of the Rambus-2 RAC, provided only that the specific implementation of the Rambus-2 RAC in the NEC process technology shall be owned by NEC. NEC shall retain ownership of all New Intellectual Property developed by NEC. New Intellectual Property jointly developed by the parties shall be jointly and equally owned by the parties. Each party shall be entitled to use, license, transfer, and otherwise exploit its interest in the jointly owned New Intellectual Property without notice or accounting to the other party, subject to any confidentiality obligations to the other party. The parties shall cooperate with respect to protection and enforcement of jointly owned New Intellectual Property, to the extent the parties agree upon same in advance on a case-by-case basis.

7.   License of the Background Intellectual Property Intellectual            .

     7.1 The Background Intellectual Property, and the New Intellectual Property owned by Rambus, which is contained in the Results and which can be used or implemented in Rambus Products Compatible with the Rambus-1 Interface Specification shall be included not only in the Rambus-2 Patents, but also in the Rambus-1 Patents under the License Agreement, and the parties hereby confirm that the same rights and licenses as granted under the Rambus-1 Patents and the Rambus-1 Confidential Information under the License Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided that NEC shall pay to Rambus royalties in accordance with Section 4.3 of the License Agreement.

     7.2 It is understood and agreed that the Background Intellectual Property, and the New Intellectual Property owned by Rambus, contained in the Results shall be included in the Rambus-2 Patents and shall be licensed to NEC under the License Agreement including, but not limited to, Section 2.l(b) thereof, as amended by this Supplement, and the parties hereby confirm that the same rights and Licenses as granted under the Rambus-2 Patents and the Rambus-2 Confidential Information under the License Agreement shall be granted to NEC under the Background Intellectual Property and the New Intellectual Property owned by Rambus, provided that NEC shall pay to Rambus royalties in accordance with Section 4.2 above.

8.   No License Regarding the Information Disclosed to Rambus.

     Any and all information furnished by NEC to Rambus hereunder, including, but not limited to, NEC process technology, and any intellectual property rights incorporated or used in such information shall vest solely in NEC and no license or authorization shall be granted to Rambus other than the authority to use them to the extent necessary to Rambus' performance hereunder.

9.   Indemnification.

     The parties hereto agree that Sections 6.2(a) and (b) of the License Agreement shall apply to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement, provided that "the Rambus Technology" in such sections shall be deemed to include "Results" hereunder.

10.  Term and Termination.

     10.1. This Supplement shall be effective as of the date last written below.

     10.2. This Supplement may be terminated at any time (i) by mutual written consent of the parties, (ii) by either party upon written notice to the other in the event of a material breach of this Supplement by the other party hereto, if such material breach is not cured within sixty (60) days after the receipt of written notice specifying the nature of such material breach, or
(iii) by either party upon written notice to the other party in the event of bankruptcy or insolvency of the other party.

     10.3. If this Supplement is terminated pursuant to Section 10.2 above, Background Intellectual Property, and New Intellectual Property owned by Rambus, contained in Results already provided to NEC shall be licensed to NEC pursuant to Section 7.1 hereof.

     10.4. Any termination hereunder shall be in addition to any other remedy either party may have at law or in equity.

     10.5. Unless terminated sooner pursuant to Section 10.2 above, this Supplement shall be effective so long as the License Agreement is effective and shall automatically expire if the License Agreement is terminated or expires by any cause. Termination of this Supplement, however, for default hereof, shall be severable from termination of the License Agreement. That is, this Supplement shall be terminable, in accordance with the procedures specified hereinabove, by either party, but any such termination of this Supplement shall not result in termination of the License Agreement or any other Supplement thereto. In the event that Supplement No. 9 to the License Agreement is terminated for any reason, Section 1 thereof shall survive such termination in so far as the License Agreement and this Supplement continue to be in effect.

     10.6. The provisions in Sections 6, 7.1, 8, 9, 10.3, 10.4 and 13 shall survive any termination of this Supplement and remain in force after such termination hereof.

11.  Notice Regarding this Supplement.

     Any notice hereunder and any delivery hereunder shall be sent to the following address:

If sent to NEC:           General Manager, System ASIC Division
                          NEC Corporation
                          1753 Shimonumabe  Nakahara-ku Kawasaki, Kanagawa  211
                          Japan

If sent to Rambus:        President
                          Rambus Inc.
                          2465 Latham Street
                          Mountain View, California 94040 U.S.A.

12.  Government Approvals.

     NEC represents and warrants that no prior consent or approval with any governmental authority in Japan is required in connection with the valid execution and performance of this Supplement except as may be required to transfer technical information to Rambus under this Supplement. NEC shall be responsible for any required filings of this Supplement with Japanese government agencies.

13.  License Agreement.

     13.1 Other than expressly set forth herein, the terms and conditions of the License Agreement, including, but not limited to, Sections 5, 7, 9 and 10 thereof, shall be applied to any transactions, performances, rights and obligations, interpretation, and any other matter of, under or with respect to this Supplement. Information exchanged by the parties pursuant to this Supplement shall be treated as if disclosed under the License Agreement, provided that notwithstanding Section 5.1(b) of the License Agreement, the parties may use such information for performance of their obligations, and exercise of their rights, specified herein.

     13.2 In all respects, the License Agreement, as previously supplemented and amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Supplement shall control and govern over the provisions of the License Agreement.

     The parties hereto execute this Supplement in duplicate as of the dates below:


NEC CORPORATION                          RAMBUS INC.

By:  /s/  HIRO HASHIMOTO                 By:  /s/ GEOFF TATE
   -------------------------------          -------------------------------

Print Name: Hiro Hashimoto               Print Name:  Geoff Tate
            ----------------------                  -----------------------

Title: General Manager of ASIC           Title:  President
       ---------------------------              ---------------------------

Date: February 20, 1997                  Date:  February 27, 1997
      ----------------------------            -----------------------------